CONFIDENTIAL EXECUTION VERSION PHX 332443243v9 ____________________________ STOCK PURCHASE AGREEMENT ____________________________ BY AND AMONG QIC INTERMEDIATE HOLDINGS, INC., UNITRANS, INC., AND ASCENT GLOBAL LOGISTICS HOLDINGS, INC. AUGUST 16, 2017

-i- PHX 332443243v9 TABLE OF CONTENTS Page ARTICLE I - SALE AND PURCHASE OF THE SHARES ....................................................................... 1 1.1 Sale and Purchase of the Shares ................................................................................................ 1 1.2 Payment for the Shares .............................................................................................................. 1 1.3 Estimated Purchase Price .......................................................................................................... 1 1.4 Closing Date Balance Sheet and Buyer’s Report ...................................................................... 2 1.5 Disputes ..................................................................................................................................... 2 1.6 Post-Closing Purchase Price Adjustment .................................................................................. 3 ARTICLE II - CLOSING ............................................................................................................................. 4 2.1 Closing ...................................................................................................................................... 4 2.2 Closing Payments ...................................................................................................................... 4 2.3 Payment of Funded Indebtedness .............................................................................................. 4 2.4 Deliveries by the Seller ............................................................................................................. 4 2.5 Termination in the Absence of Closing. .................................................................................... 5 2.6 Withholding ............................................................................................................................... 5 ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER .............................................................................................................................. 6 3.1 Organization and Qualification ................................................................................................. 6 3.2 Authority, Approval, and Enforceability ................................................................................... 6 3.3 Capitalization and Business Records. ........................................................................................ 7 3.4 Subsidiaries ............................................................................................................................... 7 3.5 No Company Defaults or Consents ........................................................................................... 8 3.6 No Proceedings.......................................................................................................................... 8 3.7 Employee Benefit Matters. ........................................................................................................ 9 3.8 Financial Statements; No Undisclosed Liabilities. .................................................................. 11 3.9 Absence of Certain Changes. .................................................................................................. 12 3.10 Compliance with Laws ............................................................................................................ 13 3.11 Litigation ................................................................................................................................. 13 3.12 Real Property. .......................................................................................................................... 13 3.13 Material Contracts. .................................................................................................................. 14 3.14 Insurance ................................................................................................................................. 15 3.15 Intellectual Property ................................................................................................................ 16 3.16 Equipment and Other Tangible Property ................................................................................. 17 3.17 Permits; Environmental Matters. ............................................................................................. 17 3.18 International Trade and Anti-Corruption Matters ................................................................... 18 3.19 Banks ....................................................................................................................................... 18 3.20 Customers ................................................................................................................................ 18 3.21 Labor Matters .......................................................................................................................... 19 3.22 Transactions With Affiliates ................................................................................................... 19 3.23 Broker or Finder Fees .............................................................................................................. 20 3.24 Limitation on Warranties ......................................................................................................... 20 ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER .................................... 20 4.1 Organization and Qualification ............................................................................................... 20 4.2 Authority, Approval, and Enforceability ................................................................................. 20 4.3 No Default or Consents ........................................................................................................... 21

TABLE OF CONTENTS
(CONT.)

Page

4.4	No Proceedings	21
4.5	Investment Representations	21
4.6	Brokers	21
4.7	Financial Capacity; Solvency	21
4.8	Representation and Warranty Insurance Policy	22
4.9	Due Diligence Investigation	22
4.10	Disclaimer Regarding Estimates and Projections	22
ARTICLE V - OBLIGATIONS PRIOR TO THE CLOSING		22
5.1	Buyer's Access to Information and Properties	22
5.2	Conduct of Business and Operations	23
5.3	General Restrictions	23
5.4	Notice Regarding Changes	24
5.5	Efforts to Consummate	25
5.6	No Shop	25
5.7	Hart-Scott-Rodino	25
5.8	Employee Benefits Matters	26
5.9	Financing Cooperation	26
5.10	Intercompany Accounts	26
ARTICLE VI - CONDITIONS TO THE SELLER'S AND BUYER'S OBLIGATIONS		27
6.1	Conditions to Obligations of the Seller	27
6.2	Conditions to Obligations of the Buyer	27
ARTICLE VII - POST-CLOSING OBLIGATIONS		28
7.1	Further Assurances	28
7.2	Publicity	28
7.3	Post-Closing Indemnity	29
7.4	Employees; Benefit Plans	29
7.5	Maintenance of Representation and Warranty Insurance Policy	30
7.6	Insurance	30
7.7	Specified Matters	30
7.8	Transition Services	31
ARTICLE VIII - TAX MATTERS		32
8.1	Representations and Obligations Regarding Taxes	32
8.2	Indemnification for Taxes.	34
8.3	Additional Agreements	35
ARTICLE IX - MISCELLANEOUS		38
9.1	Limitation on Liability.	38
9.2	Confidentiality	42
9.3	Brokers	42
9.4	Costs and Expenses	42
9.5	Notices	42
9.6	Governing Law	43
9.7	Severability	43
9.8	Entire Agreement; Amendments and Waivers	44
9.9	Binding Effect and Assignment; No Third Party Beneficiaries	44

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PHX 332443243v9

TABLE OF CONTENTS (CONT.) Page -iii- PHX 332443243v9 9.10 Exhibits and Schedules ............................................................................................................ 44 9.11 Counterparts ............................................................................................................................ 44 9.12 References and Construction. .................................................................................................. 44 9.13 Conflict of Interest................................................................................................................... 45 9.14 Enforcement of Agreement. .................................................................................................... 46 9.15 Non-Recourse .......................................................................................................................... 47 ARTICLE X - DEFINITIONS .................................................................................................................... 47 10.1 Acquisition Date ...................................................................................................................... 47 10.2 Affiliate ................................................................................................................................... 47 10.3 Affiliated Group ...................................................................................................................... 47 10.4 Ancillary Agreements .............................................................................................................. 47 10.5 Anti-Corruption Laws ............................................................................................................. 47 10.6 Closing Available Cash ........................................................................................................... 47 10.7 Closing Date Working Capital ................................................................................................ 47 10.8 Closing Funded Indebtedness .................................................................................................. 48 10.9 Code ........................................................................................................................................ 48 10.10 Company Systems ................................................................................................................... 48 10.11 Contracts .................................................................................................................................. 48 10.12 Damages .................................................................................................................................. 48 10.13 Data Security Requirements .................................................................................................... 48 10.14 Environmental Laws ................................................................................................................ 48 10.15 Ex-Im Laws ............................................................................................................................. 48 10.16 Financial Statements ................................................................................................................ 48 10.17 Funded Indebtedness ............................................................................................................... 48 10.18 GAAP ...................................................................................................................................... 49 10.19 Governmental Authorities ....................................................................................................... 49 10.20 Government Official ................................................................................................................ 49 10.21 Hazardous Material ................................................................................................................. 49 10.22 HSR Act .................................................................................................................................. 50 10.23 Intellectual Property ................................................................................................................ 50 10.24 Knowledge of the Company .................................................................................................... 50 10.25 Legal Requirements ................................................................................................................. 50 10.26 Liens ........................................................................................................................................ 50 10.27 Material Adverse Effect .......................................................................................................... 50 10.28 OFAC ...................................................................................................................................... 51 10.29 Permits ..................................................................................................................................... 51 10.30 Person ...................................................................................................................................... 51 10.31 Representation and Warranty Insurance Policy ...................................................................... 51 10.32 Sanctioned Country ................................................................................................................. 51 10.33 Sanctions Laws ........................................................................................................................ 51 10.34 Sanctioned Person ................................................................................................................... 51 10.35 Seller 401(k) Plan .................................................................................................................... 51 10.36 Software .................................................................................................................................. 51 10.37 Subsidiary ................................................................................................................................ 51 10.38 Tax ........................................................................................................................................... 52 10.39 Tax Return ............................................................................................................................... 52 10.40 Transaction Expenses .............................................................................................................. 52 10.41 Treasury Regulations ............................................................................................................... 52

TABLE OF CONTENTS (CONT.) Page -iv- PHX 332443243v9 10.42 Unpaid Transaction Expenses ................................................................................................. 52 10.43 Working Capital ...................................................................................................................... 52

-v- PHX 332443243v9 LIST OF SCHEDULES Schedule 2.3 Funded Indebtedness Schedule 3.4 Subsidiaries Schedule 3.5 Company Defaults or Consents Schedule 3.7(a) Plans and Benefit Programs Schedule 3.7(c) Benefit Plan Liabilities Schedule 3.8(a) Company Financial Statements Schedule 3.8(b) Scheduled Liabilities Schedule 3.9(b) Certain Actions Schedule 3.10 Compliance with Law Schedule 3.11 Litigation Schedule 3.12(b) Leased Premises Schedule 3.13(a) Material Contracts Schedule 3.14 Insurance Schedule 3.15 Intellectual Property Schedule 3.17(a) Permits Schedule 3.18 International Trade and Anti-Corruption Matters Schedule 3.19 Bank Accounts and Authorized Signatories Schedule 3.20 Customers Schedule 3.22 Affiliate Transactions Schedule 3.23 Brokers or Finders’ Fees Schedule 5.10 Intercompany Accounts Schedule 7.3(a)(iii) Specified Matters Schedule 8.1 Tax Matters Schedule 10.43 Working Capital Calculation

-vi- PHX 332443243v9 LIST OF EXHIBITS Exhibit A - Form of Escrow Agreement ............................................................................................ A-1 Exhibit B - Transition Services ......................................................................................................... B-1 Exhibit C - Form of Representation and Warranty Policy................................................................. C-1

PHX 332443243v9 STOCK PURCHASE AGREEMENT THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 16th day of August, 2017, by and among (i) QIC Intermediate Holdings, Inc., a Delaware corporation (the “Buyer”); (ii) Unitrans, Inc., a Delaware corporation (the “Company”); and (iii) Ascent Global Logistics Holdings, Inc., a Delaware corporation (the “Seller”). Certain capitalized terms used in this Agreement are defined in Article X hereof. RECITALS WHEREAS, the Seller owns of record and beneficially all of the issued and outstanding shares of the capital stock of the Company (the “Shares”); WHEREAS, the Buyer desires to purchase the Shares from the Seller, and the Seller desires to sell such Shares to the Buyer, upon the terms and subject to the conditions set forth herein; and WHEREAS, the Company owns, directly or indirectly, of record and beneficially all of the issued and outstanding shares of the capital stock of each of Unitrans International Corporation, a California corporation, Combi Maritime Corporation, a California corporation and Unitrans International USA (S) Pte. Ltd, a Singapore private limited company. AGREEMENT NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows: ARTICLE I - SALE AND PURCHASE OF THE SHARES 1.1 Sale and Purchase of the Shares. (a) On the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Buyer shall purchase from the Seller, and the Seller shall sell, convey, assign, transfer, and deliver to Buyer, the Shares, free and clear of any and all Liens. (b) To effect the transfer contemplated by Section 1.1(a), at the Closing, the Seller shall deliver or cause to be delivered to the Buyer, against payment therefor in accordance with Section 1.2 hereof, a stock certificate representing the Shares, accompanied by a stock power duly executed in blank and otherwise in a form reasonably acceptable to the Buyer for transfer on the books of the Company. 1.2 Payment for the Shares. As consideration for the Shares being acquired by the Buyer hereunder, the Buyer shall pay, in the manner set forth in Section 2.2 hereof, the sum of (a) $95,000,000, minus (b) the Closing Funded Indebtedness, plus (c) the Closing Available Cash, plus (d) the amount (if any) by which the Closing Date Working Capital exceeds $7,047,000, minus (e) the amount (if any) by which the Closing Date Working Capital is less than $6,047,000, minus (f) the Unpaid Transaction Expenses (such sum is referred to herein as the “Purchase Price”). 1.3 Estimated Purchase Price. Not later than three (3) business days prior to the Closing Date (as hereinafter defined), the Seller shall estimate the Purchase Price (the “Estimated Purchase Price”) and provide to the Buyer a certificate executed by an executive officer of the Company and the Seller setting forth: a calculation of the good faith estimated Closing Funded Indebtedness, estimated Closing Available

PHX 332443243v9 2 Cash, estimated Closing Date Working Capital and estimated Unpaid Transaction Expenses reflected therein, including such schedules and data as are reasonably appropriate to support such calculations. The Estimated Purchase Price shall be subject to approval by the Buyer, which approval shall not be unreasonably withheld or delayed. Prior to the Closing, the Buyer and the Seller shall acknowledge the Estimated Purchase Price in a writing that specifies the estimated Closing Funded Indebtedness, estimated Closing Available Cash, estimated Closing Date Working Capital, and estimated Unpaid Transaction Expenses reflected therein; provided, that nothing in this Section 1.3 shall prejudice any of the parties’ rights in Sections 1.4 and 1.5. 1.4 Closing Date Balance Sheet and Buyer’s Report. As soon as practicable after the Closing Date (and in no event later than ninety (90) days after the Closing Date), the Buyer shall, or shall cause the Company to, prepare and deliver to the Seller (a) a consolidated balance sheet of the Company dated as of the Closing Date prepared in accordance with GAAP applied on a basis consistent with the accounting policies, practices, and procedures (to the extent in accordance with GAAP) used to prepare the Company’s December 31, 2016 consolidated balance sheet included in the Company Financial Statements (as hereinafter defined) (the “Closing Date Balance Sheet”), and (b) the Buyer’s good faith calculation of the Purchase Price, including the Closing Funded Indebtedness, Closing Available Cash, Closing Date Working Capital, and Unpaid Transaction Expenses reflected therein, including such schedules and data as are reasonably appropriate to support such calculations (the “Buyer’s Report”). The costs and expenses incurred by the Buyer (or the Entities (as hereinafter defined)) in connection with the Closing Date Balance Sheet and the Buyer’s Report shall be borne by the Buyer. Following the delivery of the Buyer’s Report and until the Purchase Price is finally determined pursuant to Section 1.5, the Seller (and its accountants, counsel, financial advisors, and other representatives) shall, on a confidential basis, be entitled to review and have reasonable access to (and the Buyer shall, and shall cause each of the Entities to, make reasonably available to such Persons) the Closing Date Balance Sheet, the Buyer’s Report, and any working papers, trial balances, Contracts, books, records, and similar materials, in each case solely to the extent reasonably necessary to review or analyze the Closing Date Balance Sheet, the Buyer’s Report (or any of the amounts or calculations set forth therein, including the calculation of the Purchase Price), or any Disputed Items (as hereinafter defined) prepared by or on behalf of the Buyer or the Entities. The Buyer shall reasonably cooperate with, and shall cause the Entities and the accountants, auditors, advisors, and representatives of the Buyer and the Entities (to the extent involved in the preparation of the Closing Date Balance Sheet or Buyer’s Report), in each case during normal business hours and on advanced notice, to reasonably cooperate with, the Seller and its accountants, counsel, financial advisors, and other representatives in any such review. 1.5 Disputes. The following sets forth the procedures for resolving disputes among the parties with respect to the determination of the Purchase Price: (a) Within thirty (30) days after delivery to the Seller of the Buyer’s Report (such thirty (30)-day period, the “Dispute Period”), the Seller may deliver to the Buyer a written report (the “Seller’s Report”) advising the Buyer that the Seller disputes one or more of the Buyer’s calculations set forth in the Buyer’s Report, which Seller’s Report shall include proposed adjustments to the Buyer’s calculations set forth in the Buyer’s Report, as well as such schedules and data as are reasonably appropriate to support such proposed adjustments. If the Buyer shall concur with the adjustments proposed in the Seller’s Report, or if the Buyer shall not object thereto in a writing delivered to the Seller within thirty (30) days after the Buyer’s receipt of the Seller’s Report, then the calculation of the Purchase Price set forth in the Seller’s Report shall become final and binding on the parties hereto and shall not be subject to further review, challenge, or adjustment absent fraud. If the Seller does not timely submit the Seller’s Report within the Dispute Period or if the Seller shall concur with the adjustments proposed in the Buyer’s Report, then the calculation of the Purchase Price set forth in the Buyer’s Report shall

PHX 332443243v9 3 become final and binding on the parties hereto and shall not be subject to further review, challenge, or adjustment absent fraud. (b) If the Seller timely delivers the Seller’s Report to the Buyer within the Dispute Period pursuant to Section 1.5(a) and the Buyer objects thereto in a writing delivered to the Seller within thirty (30) days after the Buyer’s receipt of the Seller’s Report, then the Buyer and the Seller shall confer in good faith to attempt to resolve any disagreements between the Buyer’s Report and the Seller’s Report (and the calculation of the Purchase Price set forth therein). If the Buyer and the Seller reach a final resolution of such objections in writing, such resolution shall be final, binding and non-appealable by the parties. If the Buyer and the Seller are unable to resolve such disagreements within thirty (30) days after the date of the Buyer’s written objection to the Seller’s Report (or such longer period as may be agreed in writing by the Buyer and the Seller), then such unresolved disagreements (the “Disputed Items”) shall be referred to (and the Buyer and the Seller shall jointly engage) the Los Angeles, California office of BDO USA, LLP or another recognized firm of independent certified public accountants selected by mutual agreement of the Buyer and the Seller (the “Settlement Accountants”) to resolve only the Disputed Items in accordance with this Agreement. The Settlement Accountants shall offer the Seller and the Buyer the opportunity to provide written submissions regarding their positions on the Disputed Items, which written submissions shall be provided to the Settlement Accounts, if at all, no later than thirty (30) days after the date of referral of the Disputed Items to the Settlement Accountants. The determination of the Settlement Accountants shall be based solely on (i) such written submissions by the Seller and the Buyer and their respective representatives and (ii) the definitions set forth in this Agreement. The Settlement Accountants shall issue a written report setting forth its determination with respect to each of the Disputed Items (which calculation shall not be a value greater than the greatest value for such Disputed Item claimed by either the Buyer or the Seller nor smaller than the smallest value for such Disputed Item claimed by either the Buyer or the Seller) and the resulting Purchase Price within thirty (30) days after the Seller and the Buyer submit in writing (or have had the opportunity to submit in writing but have not submitted) their positions as to the Disputed Items, which determination shall be final, binding and non-appealable by the parties hereto and shall not be subject to further review, challenge, or adjustment absent fraud. The Buyer and the Seller shall, and the Buyer shall cause the Entities to, cooperate fully with the Settlement Accountants and respond on a timely basis to all requests for information or access to documents or personnel made by the Settlement Accountants. (c) Each party shall pay its own costs and expenses incurred in connection with this Section 1.5. The costs and expenses of the services of the Settlement Accountants shall be allocated between the Buyer and the Seller by the Settlement Accountants such that the Buyer (on the one hand) and the Seller (on the other hand) shall bear a fraction of such expenses in the same proportion that the aggregate amount of the Disputed Items submitted to the Settlement Accountants that is unsuccessfully disputed by each such party (as finally determined by the Settlement Accountants) bears to the total amount of such Disputed Items so submitted. 1.6 Post-Closing Purchase Price Adjustment. If the Purchase Price as finally determined pursuant to Section 1.5 is less than the Estimated Purchase Price (such amount, the “Purchase Price Shortfall”), then the Seller shall pay to the Buyer an amount equal to the Purchase Price Shortfall. If the Purchase Price as finally determined pursuant to Section 1.5 is greater than the Estimated Purchase Price (such amount, the “Purchase Price Excess”), then the Buyer shall pay or cause to be paid to the Seller an amount equal to the Purchase Price Excess. Any payments made pursuant to this Section 1.6 shall be made by wire transfer of immediately available funds to the account or accounts designated by the Buyer or the Seller, as the case may be, within five (5) business days of the date the Purchase Price is finally determined pursuant to Section 1.5. Any payments made pursuant to this Section 1.6 shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by applicable Legal Requirements.

PHX 332443243v9 4 ARTICLE II - CLOSING 2.1 Closing. Subject to the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be held via the electronic exchange of signature pages between the parties at 9:00 a.m., local time on the third (3rd) business day following the satisfaction or waiver of each of the conditions set forth in Article VI hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at such time), or at such other time and place as the Buyer and the Seller shall agree in writing. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date.” The Closing will be deemed completed as of 12:01 a.m., local time, on the morning of the Closing Date (the “Closing Time”). 2.2 Closing Payments. (a) At the Closing, the Buyer shall, on behalf of and at the direction of the Company and/or the Seller, pay or cause to be paid the Unpaid Transaction Expenses. (b) At the Closing, the Buyer shall, on behalf of and at the direction of the Seller, deliver or cause to be delivered to JPMorgan Chase, N.A., as escrow agent (the “Escrow Agent”), the sum of $475,000 (the “Escrow Amount”). The Escrow Amount shall be held by the Escrow Agent pursuant to the terms and conditions of an escrow agreement, substantially in the form attached hereto as Exhibit A (the “Escrow Agreement”). (c) At the Closing, the Buyer shall pay or cause to be paid to the account of the Seller designated in writing by the Seller to Buyer at least two (2) business days prior to the Closing Date an amount equal to the remainder of (i) the Estimated Purchase Price minus (ii) the Escrow Amount. 2.3 Payment of Funded Indebtedness. The Company represents and warrants to the Buyer that all Contracts evidencing Funded Indebtedness are set forth on Schedule 2.3 hereto. The Company shall provide the Buyer, at least two (2) business days prior to the Closing Date, with a customary pay-off letter (each a “Pay-Off Letters”) from each holder of Funded Indebtedness, if any (which Pay-Off Letters shall contain payoff amounts, including per diems, and wire transfer instructions), and make arrangements, reasonably satisfactory to the Buyer and its lender(s), for such holders to provide to the Company, immediately after the repayment of all such Funded Indebtedness, recordable form lien releases, canceled notes, and other related documents reasonably requested by the Buyer. At the Closing, the Buyer shall, on behalf of and at the direction of the Company, pay or satisfy or cause to be paid or satisfied in full all Funded Indebtedness in accordance with the Pay-Off Letters. 2.4 Deliveries by the Seller. At or prior to the Closing, the Company shall deliver or cause to be delivered to the Buyer: (a) a certificate, dated as of the Closing Date, executed by an executive officer of the Company to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(i) have been satisfied; (b) constructive possession of the stock books, minute books, and corporate seals of the Company and each Subsidiary of the Company (each an “Entity” and collectively the “Entities”), as applicable; (c) constructive possession of all agreements, instruments, documents, deeds, books, records, files, and other data and information pertaining to the Entities within the possession of any of the Entities (collectively, the “Records”); provided, however, that the Seller may retain (i) copies of any Tax

PHX 332443243v9 5 Returns and Records relating thereto; (ii) copies of any Records that the Seller is reasonably likely to need for complying with Legal Requirements; and (iii) copies of any Records that in the reasonable opinion of the Seller will be required in connection with the performance of the Seller’s obligations under Article VIII hereof; and (d) resignation letters duly executed by the officers and directors of the Entities (from their positions as legal officers and/or directors (and not in their capacity as employees), as applicable) that are requested by the Buyer at least five (5) business days prior to the Closing. 2.5 Termination in the Absence of Closing. (a) Subject to the provisions of Section 2.5(b), this Agreement shall terminate prior to Closing: (i) upon the mutual written agreement of the Company, the Seller and the Buyer; (ii) by either the Buyer or the Seller if the Closing has not occurred by the close of business on October 31, 2017; provided, however, that the right to terminate this Agreement under this Section 2.5(a)(ii) shall not be available to any party if the primary reason for the Closing having not occurred is (i) such party’s willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party’s obligations set forth in Article VI have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.1, the willful failure of such party to perform its obligations under this Article II on such date; (iii) by the Seller, if the Buyer breaches any of its representations, warranties, covenants or obligations under this Agreement in a manner such that any conditions set forth in Section 6.1(a) would not be satisfied, and such breach is not cured within twenty (20) days after written notice to Buyer by the Seller; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured; (iv) by the Buyer, if the Seller breaches any of its representations, warranties, covenants or obligations under this Agreement in a manner such that the conditions set forth in Section 6.2(a) would not be satisfied, and such breach is not cured within twenty (20) days after written notice to the Seller by the Buyer; provided, however, that no cure period will be required for any such breach that by its nature cannot be cured; or (v) by either the Buyer or the Seller if a court of competent jurisdiction shall have issued an order permanently restraining or prohibiting the transactions contemplated by this Agreement, and such order shall have become final and non-appealable. (b) Except as otherwise set forth in this Section 2.5(b), any termination of this Agreement under Section 2.5(a) will be effective immediately upon the delivery of written notice of such termination by the terminating party to the other parties. In the event of the termination of this Agreement as provided in Section 2.5(a), this Agreement shall be of no further force or effect, except that (i) this Section 2.5(b) and Section 9.2 through Section 9.13, inclusive, shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party hereto from liability for any material breach of this Agreement prior to such termination. 2.6 Withholding. The Buyer may deduct and withhold from any amounts payable under this Agreement such amounts as it is required to deduct and withhold in accordance with applicable Legal

PHX 332443243v9 6 Requirements; provided that the Buyer shall use commercially reasonable efforts to notify the Seller in writing within five (5) business days before withholding amounts other than amounts (i) required to be withheld by reason of not receiving the certification described in Section 6.2(h), or (ii) treated as compensation under applicable Tax law, which notice shall set forth the Legal Requirement under which withholding is required. To the extent that amounts are so deducted and withheld and paid over to the appropriate Governmental Authority, such deducted and withheld amounts shall be treated as being paid to the Person in respect of which such deduction and withholding was made. The parties shall cooperate in good faith to reduce or eliminate any such amounts required to be deducted and withheld under applicable Legal Requirements. ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLER The Company and the Seller hereby jointly and severally represent and warrant to the Buyer that: 3.1 Organization and Qualification. (a) The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own, manage, lease, and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted. The Company is duly qualified or authorized to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction where the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so duly qualified or authorized and in such good standing would not, individually or in the aggregate, have a Material Adverse Effect. (b) The Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware. 3.2 Authority, Approval, and Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and all Ancillary Agreements executed and delivered or to be executed and delivered by the Company in connection with the transactions contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform the Company’s covenants and obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Company (including approval of the board of directors of the Company), and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery, and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Company. Each Ancillary Agreement in which the Company is specified to be a party will be duly and validly executed and delivered by the Company. Assuming the due authorization, execution, and delivery by the other parties hereto or thereto, this Agreement and each Ancillary Agreement to which the Company is a party constitutes, or upon execution and delivery will constitute, the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally.

PHX 332443243v9 7 (b) The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements executed and delivered or to be executed and delivered by the Seller in connection with the transactions provided for hereby, to perform the Seller’s covenants and obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Seller, and no other corporate proceedings on the part of the Seller are necessary to authorize the execution, delivery, and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Seller. Each Ancillary Agreement in which the Seller is specified to be a party will be duly and validly executed and delivered by the Seller. Assuming the due authorization, execution, and delivery by the other parties hereto or thereto, this Agreement and each Ancillary Agreement to which the Seller is a party constitutes, or upon execution and delivery will constitute, the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally. 3.3 Capitalization and Business Records. (a) The authorized capital stock of the Company consists of (i) 500,000 shares of voting common stock, par value $0.01 per share, of which 120,000 shares are issued and outstanding, (ii) 500,000 shares of non-voting common stock, par value $0.01 per share, of which 21,176 shares are issued and outstanding, and (iii) 500,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), none of which are issued and outstanding. All issued and outstanding shares of the Company’s capital stock are owned beneficially and of record by the Seller. No shares of the Company’s capital stock are held in the Company’s treasury. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid, and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of the Company, or (ii) any applicable federal or state securities laws and the rules and regulations promulgated thereunder. There are no authorized or outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls, profits interests, stock appreciation, phantom equity or agreements or commitments relating to any shares of capital stock of the Company or the sharing of any profits of the Company. (b) The copies of the certificate of incorporation and bylaws, or other organizational documents, of the Entities, all of which have been provided or otherwise made available to the Buyer prior to the date of this Agreement, are true, accurate, and complete and reflect all amendments made through the date of this Agreement. The stock and minute books of the Company provided or otherwise made available to the Buyer for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such stock and minute books contain an accurate record of all material corporate actions of the Company’s stockholders and board of directors (and any committees thereof) of the Company taken by written consent or at a meeting since the Acquisition Date. 3.4 Subsidiaries. Except as otherwise set forth on Schedule 3.4 hereto, none of the Entities own, directly or indirectly, any outstanding securities of or other equity-related interests in any other corporation, partnership, joint venture, or other Person. Schedule 3.4 hereto sets forth the name of each Subsidiary of the Company and, with respect to each Subsidiary of the Company, the jurisdiction in which it is incorporated, the number of shares of its authorized capital stock, the number and class of shares thereof duly issued and outstanding, and the number of shares of stock owned by the Company or

PHX 332443243v9 8 another Subsidiary of the Company. All of the issued and outstanding shares of capital stock of each Subsidiary of the Company are duly authorized, validly issued, fully paid, and non-assessable, and all such shares of capital stock are owned by the Company or another Subsidiary of the Company free and clear of any and all Liens, except as otherwise set forth on Schedule 3.4 hereto. No shares of capital stock of any Subsidiary of the Company are held by such Subsidiary as treasury stock. There are no authorized or outstanding subscriptions, options, warrants, calls, profits interests, stock appreciation, phantom equity or agreements or commitments to which any Subsidiary of the Company is a party requiring, and there are no convertible securities of any Subsidiary of the Company outstanding which upon conversion would require, the issuance of any shares of capital stock of any Subsidiary of the Company or other securities convertible into shares of capital stock of any Subsidiary of the Company or the sharing of any profits of any Subsidiary of the Company. Each Subsidiary of the Company is an entity duly incorporated, validly existing, and in good standing (to the extent applicable) under the laws of its jurisdiction of incorporation or organization and, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect, is duly qualified or authorized to do business as a foreign organization and is in good standing (to the extent applicable) as a foreign organization in each jurisdiction where the character of its properties or the nature of its business requires such qualification or authorization. Each Subsidiary of the Company has all requisite power and authority to own, manage, lease, and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted. 3.5 No Company Defaults or Consents. Except as otherwise set forth on Schedule 3.5 hereto, none of the execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby, or the compliance with the terms hereof and thereof by the Company or the Seller will: (a) violate or conflict with any of the terms, conditions, or provisions of the certificate or articles of incorporation or bylaws, or other organizational document, of any Entity; (b) violate any Legal Requirements applicable to any Entity or the property or assets of any Entity; (c) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), trigger any payment under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, cancel or accelerate, any material Contract or material Permit binding upon or applicable to any Entity; (d) result in the creation of any Lien on any material properties of any Entity; or (e) except for required filings and approvals under the HSR Act, require the Company to obtain or make any waiver, consent, action, approval, or authorization of, or registration, declaration, notice, or filing with, any private non-governmental third party or any Governmental Authority. 3.6 No Proceedings. No suit, action, or other proceeding is pending or, to the Knowledge of the Company, threatened before any Governmental Authority seeking to prohibit the Company’s or the Seller’s entry into this Agreement or prohibit the Closing, or seeking Damages against the Company or the Seller as a result of the Company’s or the Seller’s entry into this Agreement or consummation of the transactions contemplated by this Agreement.

PHX 332443243v9 9 3.7 Employee Benefit Matters. (a) Schedule 3.7(a) hereto provides a list of each of the following, if any, which is sponsored, administered, maintained, contributed to or required to be contributed to by any Entity or any of its ERISA Affiliates for the benefit of current or former employees, directors, or individual contractors of any Entity, to which any Entity is party, or otherwise with respect to which any Entity has or could reasonably expect to have any liability or obligations: (i) each “employee benefit plan,” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to the provisions of ERISA) (each a “Plan” and collectively referred to as the “Plans”); and (ii) each equity compensation, phantom equity, bonus, incentive, severance, change in control, retention, deferred compensation or employment Contract, plan, policy, arrangement, or agreement and each other material benefit or compensation plan, Contract, policy, arrangement or program which is not described in Section 3.7(a)(i) (each a “Benefit Program” and collectively referred to herein as the “Benefit Programs”). (iii) Except as specifically designated on Schedule 3.7(a) as a “Company- sponsored Plan,” each Plan and Benefit Program is sponsored by Seller or one of its Affiliates (other than the Entities). (b) Current copies of each of the Plans, including all amendments thereto, and related contracts and trusts, to the extent applicable, have been provided or otherwise made available to the Buyer. There has also been provided or otherwise made available to the Buyer, with respect to each Plan, the following (to the extent applicable): (i) copies of the most recent Internal Revenue Service (“IRS”) determination letter or advisory or opinion letter with respect to each such Plan intended to qualify under Section 401(a) of the Code; (ii) copies of the most recent summary plan descriptions and any summaries of material modifications thereto; and (iii) for the most recent plan year, copies of the Form 5500 annual report and accompanying schedules, the actuarial report (to the extent applicable), and the non-discrimination testing results. Copies or, where the Benefit Program is not in writing, descriptions of all Benefit Programs have also been provided or otherwise made available to the Buyer. Copies of any notices to or from the IRS or any office or representative of the United States Department of Labor or any other Governmental Authorities relating to any material audits, investigations, proceedings, or compliance matters in respect of any Plan or Benefit Program have also been provided or otherwise made available to the Buyer. (c) Except as otherwise set forth on Schedule 3.7(c) hereto, (i) none of the Entities nor any ERISA Affiliates (as hereinafter defined) contributes to or has an obligation to contribute to, and none of the Entities nor any ERISA Affiliates has, within the past six (6) years, contributed to or had an obligation to contribute to nor do they otherwise have any obligation or liability with respect to, (v) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code; (w) a multiemployer plan within the meaning of Section 3(37) of ERISA (“Multiemployer Plan”); (x) a Plan subject to Section 412 of the Code or Title IV of ERISA; (y) a multiple employer plan as described in Section 413(c) of the Code or Sections 210, 4063, 4064 or 4066 of ERISA; or (z) a multiple employer welfare arrangement within the meaning of Section 3(40) of ERISA (for purposes of this Agreement, “ERISA Affiliates” shall mean any corporation or trade or business, whether or not incorporated, that together with any Entity would be deemed at a relevant time to be a “single employer” within the meaning of Section 4001(b)(i) of ERISA or Section 414 of the Code);

PHX 332443243v9 10 (ii) each Plan and Benefit Program has been established, maintained, funded and administered in all material respects in compliance with its terms and all applicable Legal Requirements including, without limitation, ERISA and the Code; (iii) each of the Entities has performed in all material respects all obligations, whether arising under Legal Requirements or Contract, required to be performed by it in connection with the Plans and the Benefit Programs, including, without limitation, the notice and continuation coverage requirements of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA, and, to the Knowledge of the Company, there have been no material defaults or violations by any other party to the Plans or Benefit Programs; (iv) all reports and disclosures relating to the Plans and Benefit Programs required to be filed with or furnished to Governmental Authorities, Plan or Benefit Program participants, or Plan or Benefit Program beneficiaries have been filed or furnished in all material respects in accordance with applicable Legal Requirements; (v) each of the Plans intended to be qualified under Section 401 of the Code satisfies in all material respects the requirements of such section, has obtained a favorable determination letter from the IRS or is in the form of a prototype or volume submitter plan that is the subject of a favorable opinion or advisory letter from the IRS, and, to the Knowledge of the Company, nothing has occurred since the date of such determination or opinion or advisory letter that could adversely affect the qualified status of such Plan or the tax-exempt status of its related trust; (vi) all premiums, contributions, or other payments required to be made by or to the Plans or Benefit Programs pursuant to their terms and provisions and applicable Legal Requirements as of the Closing Date have been made, and none of the Plans or Benefit Programs has any material unfunded liabilities that are not properly accrued and reflected on the Company Financial Statements; (vii) none of the Entities, employees or directors of the Entities, Plans, any trust created thereunder or with respect thereto, or, to the Knowledge of the Company, any other Person has engaged in any “prohibited transaction” or “party-in-interest transaction” as such terms are defined in Section 4975 of the Code and Section 406 of ERISA that could reasonably be expected to subject any of the Plans or any of the Entities to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to Section 4975 of the Code or Section 502(i) of ERISA, and none of the Entities has or could reasonably expect to have any material liabilities, penalties or Taxes under Sections 4980D or 4980H of the Code; (viii) there do not exist any pending or, to the Knowledge of the Company, threatened claims (other than routine undisputed claims for benefits), suits, actions, disputes, proceedings, audits or investigations with respect to any of the Plans or Benefit Programs, including those before the IRS, the Department of Labor, or the Pension Benefit Guaranty Corporation (other than routine qualification determination filings pending before the IRS); (ix) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with any other event: (A) entitle any current or former employee, director or individual service provider of any of the Entities to any payment or benefit, cancellation of indebtedness, or increase in compensation; (B) accelerate the time of funding, payment or vesting under any Plan or Benefit Program, or otherwise give rise to any obligation to fund or any liability under any Plan or Benefit Program; or (C) increase the

PHX 332443243v9 11 amount of any compensation due any current or former employee, director, officer or other individual service provider of any of the Entities; (x) no payment which is or may be made by, from or with respect to any Benefit Program or otherwise to any current or former employee, officer or director of any of the Entities in connection with the transactions contemplated by this Agreement, alone, or in combination with any other event, could properly be characterized as an “excess parachute payment” under Section 280G of the Code or could be subject to an excise tax under Section 4999 of the Code; (xi) none of the Entities has any indemnity or gross-up obligation on or after the Closing for any Taxes imposed under Section 4999 or Section 409A of the Code (or any corresponding provisions of state, local, or foreign Tax law); and (xii) no Plan or Benefit Program (A) provides (nor does any Plan, Benefit Program, or any Entity have any obligation to provide) health or other welfare benefits to any former employee, director or individual service provider (or spouse, dependent or beneficiary thereof) of the Entities, other than health continuation coverage required under Section 4980B of the Code or similar Legal Requirements for which the covered individual pays the full cost of coverage, or (B) is subject to any non-U.S. Legal Requirement. 3.8 Financial Statements; No Undisclosed Liabilities. (a) Schedule 3.8(a) hereto includes a true and complete copy of the Company’s audited consolidated Financial Statements as of and for the years ended December 31, 2015 and 2016, as well as unaudited interim consolidated Financial Statements as of and for the six (6) months ended June 30, 2017 (collectively the “Company Financial Statements”). The Company Financial Statements (i) have been prepared from the books and records of the Entities and (ii) present fairly in all material respects the consolidated financial condition of the Entities at the dates therein indicated and the consolidated results of operations and cash flows of the Entities for the periods therein specified. The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited interim Financial Statements as of and for the six (6) months ended June 30, 2017 do not contain footnotes and are subject to normal year-end adjustments (none of which, alone or in the aggregate, are reasonably excepted to have a material impact on the consolidated results of operations of the Entities). The Entities maintain and comply in all material respects with a system of accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements in compliance with GAAP. (b) Except for (i) the liabilities reserved against or reflected on the Company’s June 30, 2017 balance sheet included with the Company Financial Statements, (ii) Funded Indebtedness, trade payables, accrued expenses, and other liabilities or obligations incurred by the Entities since June 30, 2017 in the ordinary course of business (it being agreed that liabilities resulting from any breach of Contract or violation of Legal Requirements shall in no event be deemed incurred in the ordinary course of business), (iii) executory contract obligations under (x) Contracts listed on Schedule 3.13(a) hereto, and/or (y) Contracts not required to be listed on Schedule 3.13(a) hereto (it being agreed that liabilities resulting from any breach of Contract or violation of Legal Requirements shall in no event be deemed incurred in the ordinary course of business), and (iv) the liabilities or obligations of the Entities set forth on Schedule 3.8(b) hereto, the Entities do not have any liabilities or obligations of a nature required to be reflected or reserved against in a balance sheet (or in the notes thereto) prepared in accordance with GAAP. No Entity is party to any “off balance sheet arrangements” (as defined under the Securities Exchange Act of 1934, as amended).

PHX 332443243v9 12 3.9 Absence of Certain Changes. (a) Since December 31, 2016, there has not been any event, circumstance or change that had or could reasonably be expected to have a Material Adverse Effect. (b) Since December 31, 2016 through the date of this Agreement, (x) the Entities, taken as a whole, have operated its business in all material respects in the ordinary course of business and (y) except as otherwise set forth on Schedule 3.9(b) hereto, none of the Entities has done any of the following: (i) acquired, by merger or consolidation with, the business or substantially all of the assets or stock of, any Person; (ii) purchased any interest or securities of any Person or any division thereof; (iii) created, incurred, assumed, guaranteed, or otherwise become liable or obligated with respect to any indebtedness (including, without limitation, obligations with respect of capital leases), or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business; (iv) made or changed any material Tax election, changed any annual Tax accounting period, adopted or changed any method of Tax accounting, filed any amended Tax Return, entered into any closing agreement, settled any material Tax claim or assessment, surrendered any right to claim a Tax refund, offset, or other reduction in Tax liability, or consented to any extension or waiver of the limitations period applicable to any Tax claim or assessment; (v) sold, transferred, leased, licensed, abandoned, mortgaged, encumbered, or otherwise disposed of, or agreed to sell, transfer, lease, license, abandon, mortgage, encumber, or otherwise dispose of, any material properties except in the ordinary course of business; (vi) settled any material claim or litigation, or filed any motions, orders, briefs or settlement agreements in any material proceeding before any Governmental Authority or any arbitrator; (vii) maintained its books of account other than in the usual, regular, and ordinary manner on a basis consistent with prior periods or made any material change in any of its accounting methods or practices, in each case expect as required by or in a manner consistent with GAAP; (viii) adopted, materially amended or terminated any Plan or Benefit Program, or granted any material increase in the compensation or benefits provided, payable or to become payable to any employee, director or individual service provider (including, without limitation, any such increase pursuant to any bonus, profit-sharing or other plan or commitment), other than merit increases to non- officer employees in the ordinary course of business; (ix) waived any rights of material value; (x) declared, set aside, or paid any dividends, or made any distributions or other payments in respect of its equity securities (except for any dividends or distributions of cash consistent with past practices), or repurchased, redeemed, or otherwise acquired any such equity securities;

PHX 332443243v9 13 (xi) amended its certificate or articles of incorporation or bylaws, or other organizational documents; (xii) issued any equity securities, or granted, or entered into any agreement or commitment to grant, any options, convertible rights, warrants, calls, or agreements relating to its equity securities; (xiii) split, combined or reclassified any shares of its capital stock or other equity interests; (xiv) adopted any complete or partial plan of merger, consolidation, reorganization, liquidation or dissolution or filed any petition in bankruptcy under any provisions of federal or state bankruptcy Legal Requirement or consented to the filing of any bankruptcy petition against it under any similar Legal Requirement; or (xv) committed to do any of the foregoing. 3.10 Compliance with Laws. Except as otherwise set forth on Schedule 3.10 hereto, each Entity (a) is, and since the Acquisition Date has been, in possession of all material Permits required under any and all Legal Requirements and Data Security Requirements for the current operation of its business and (b) complies, and since the Acquisition Date has complied, in all material respects with any and all Legal Requirements and Data Security Requirements applicable to it. Except as otherwise set forth on Schedule 3.10 hereto, and without limiting the generality of the foregoing, (a) since the Acquisition Date, none of the Entities (i) has received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders from or with any Governmental Authority or (ii) has received any other written notice that indicates non-compliance with any material Legal Requirements or Data Security Requirement, (b) none of the Entities is in default under, and no condition exists that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Legal Requirement, Data Security Requirement or Permit applicable to the Entities, and (c) no formal or informal investigation or review related to any of the Entities is being conducted by any commission, board, Governmental Authority or other Person, and, to the Knowledge of the Company, no such investigation or review is scheduled, pending or threatened. 3.11 Litigation. Except as otherwise set forth on Schedule 3.11 hereto, there are no, and since the Acquisition Date there have not been any, claims, actions, suits, or proceedings pending or, to the Knowledge of the Company, threatened in any court or before or by any Governmental Authority against any Entity or any of its officers, directors, assets, properties or businesses which, if determined adversely, would reasonably be expected to, individually or in the aggregate, be material to the Entities. 3.12 Real Property. (a) None of the Entities owns any real property. (b) Schedule 3.12(b) hereto sets forth a list of all leases, subleases, licenses or similar agreements relating to any of the Entities’ use or occupancy of real property, including all amendments, extensions, renewals, guaranties and other material agreements with respect thereto (“Leases”), true and correct copies of which have been provided or otherwise made available to the Buyer, in each case setting forth (i) the lessor and lessee thereof, and (ii) the street address of each property covered thereby (the “Leased Premises”). Except as set forth in Schedule 3.12(b), with respect to each of the Leases: (i) such Lease is in full force and effect and is a valid and binding obligation of the Entity party thereto and enforceable in accordance with its terms against such Entity and, to the Knowledge of the Company, each

PHX 332443243v9 14 other party thereto; (ii) the Entities’ possession and quiet enjoyment of the Leased Premises under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; (iii) no Entity nor, to the Knowledge of the Company, any other party is in material default or breach of such Lease, and, to the Knowledge of the Company, there does not exist any event, condition or omission that would constitute such material default or breach; (iv) the Entities have not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Premises or any portion thereof; and (v) the Entities have not collaterally assigned or granted any other security interest in such Lease or any interest therein. (c) To the Knowledge of the Company, (i) the portions of the buildings located on the Leased Premises that are used in the business of the Entities are in good repair and condition, normal wear and tear excepted, and are in the aggregate sufficient to satisfy the Entities’ normal business activities as conducted thereon; (ii) each of the Leased Premises has access to public roads sufficient to satisfy the current transportation requirements of the business presently conducted at such parcel; and (iii) none of the Entities has since the Acquisition Date received written notice of (A) any condemnation, eminent domain, or similar proceeding affecting the Leased Premises, (B) any special assessment or pending improvement liens to be made by any Governmental Authority which could reasonably be expected to materially and adversely affect the Leased Premises, or (C) any violations of building codes and/or zoning ordinances or other governmental regulations with respect to the Leased Premises. 3.13 Material Contracts. (a) Except as otherwise set forth on Schedule 3.13(a) hereto, none of the Entities is a party to or bound by any of the following: (i) except for ordinary course purchase orders, bills of lading, rate/tariff confirmations, or similar documentation or Contracts with respect to individual shipments, any Contract with any customer listed or required to be listed on Schedule 3.20; (ii) any Contract for capital expenditures by any of the Entities in excess of $50,000; (iii) any lease or license with respect to any real or tangible personal property, whether as lessor, lessee, licensor, or licensee, that involves annual payments of more than $50,000; (iv) any license or other Contract with respect to Intellectual Property (other than any “shrink wrap” or other standard end user license for commercially available off-the-shelf Software with a replacement cost or annual license, maintenance or subscription fees of less than $25,000 per year); (v) any Contract relating to the borrowing of money or the deferred payment of the purchase price of any properties; (vi) any shareholder, partnership, joint venture, limited liability company, operating, or similar entity governance Contract; (vii) any Contract with any union, works council, labor organization or group of employees (each, a “CBA”);

PHX 332443243v9 15 (viii) any Contract that is (A) for the employment or engagement of any Person on a full-time or part-time basis, including directors, employees (temporary and seasonal) and independent contractors at annual compensation in excess of $125,000 or (B) providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated in this Agreement; (ix) any Contract relating to the settlement, conciliation or similar agreement with any Governmental Authority involving the Entities since the Acquisition Date or pursuant to which any of the Entities will have any material outstanding obligation after the date of this Agreement; (x) any Contract with any Affiliate (including the Seller) relating to the provision of funds, real property, goods, or services by or to any of the Entities; (xi) any Contract for the sale of any assets that in the aggregate has a net book value of greater than $50,000; (xii) any Contract that purports to limit any Entity’s freedom to compete freely in any line of business or in any geographic area; (xiii) any Contract with any Governmental Authority; or (xiv) any Contract involving the sale or purchase of all or substantially all of the assets or capital stock of any Person or a merger, consolidation, business combination or similar extraordinary transaction (x) entered into by any Entity since the Acquisition Date or (y) pursuant to which any Entity has any ongoing liability in excess of $50,000. (b) Except as otherwise set forth on Schedule 3.13(a), none of the Entities has been notified in writing by any party to any of the Contracts listed or required to be listed on Schedule 3.13(a) of such party’s intention or desire to terminate or modify in any material respect and, to the Knowledge of the Company, no such party intends or desires to terminate or modify in any material respect, any such Contract. Each Contract listed or required to be listed on Schedule 3.13(a) is a valid and binding obligation of the Entity party thereto and enforceable in accordance with its terms against such Entity and, to the Knowledge of the Company, each other party thereto. None of the Entities nor, to the Knowledge of the Company, any other party is in material default or breach of any of the Contracts (excluding any Leases listed on Schedule 3.12(b)) listed or required to be listed on Schedule 3.13(a), and, to the Knowledge of the Company, there does not exist any event, condition or omission that would constitute such material default or breach. The Company has provided or otherwise made available to the Buyer a copy of each Contract listed on Schedule 3.13(a). 3.14 Insurance. Schedule 3.14 hereto sets forth a complete and correct list of all insurance policies (including, without limitation, fire, liability, workers’ compensation, umbrella, and vehicular) presently in effect that are maintained by or for the benefit of any or all of the Entities. All such policies are in full force and effect, and, except for the policies marked with a “*” on Schedule 3.14 hereto, will continue in full force and effect immediately following the consummation of the transactions contemplated hereby. Such policies are sufficient for compliance by the Entities in all material respects with all applicable Legal Requirements and all material Contracts. No Entity is in material default, whether as to the payment of premium or otherwise, under the terms of such policies and none of the insurance carriers has indicated to any of the Entities an intention to cancel any such policy or to materially increase any insurance premiums (including, without limitation, workers’ compensation premiums), or that any insurance required to be listed on Schedule 3.14 will not be available in the future on substantially the same terms as currently in effect. Except as set forth on Schedule 3.14, none of the

PHX 332443243v9 16 Entities has any material claim pending against any of its insurance carriers under any of such policies and there are no material pending claims under such policies with respect to which an insurer has questioned, denied or disputed or otherwise reserved its rights with respect to coverage. 3.15 Intellectual Property. Schedule 3.15 hereto sets forth a true and complete list of all foreign and domestic patents, registrations and applications of Intellectual Property, including domain names, and material unregistered trademarks, service marks, trade names, brands and copyrights, owned, used, licensed, or controlled by any of the Entities. The Entities exclusively own all right, title and interest in or to, free and clear of all Liens, or have the valid and enforceable right to use all Intellectual Property used by the Entities or necessary for the ownership, management, or operation of their businesses, including, without limitation, the Intellectual Property listed on Schedule 3.15 hereto. The Intellectual Property owned by the Entities is subsisting and in full force and effect, and to the Knowledge of the Company, valid and enforceable. Except as otherwise set forth on Schedule 3.15 hereto, (a) except for any “shrink wrap” or other standard end user license for commercially available off-the-shelf Software with a replacement cost or annual license, maintenance or subscription fees of less than $25,000 per year, no royalties, honorariums, or fees are payable by any of the Entities to any Person by reason of the ownership or use of any of the Intellectual Property; (b) there are no claims pending or, to the Knowledge of the Company, threatened, and there have not been any claims since the Acquisition Date, against any of the Entities contesting the validity, ownership, use, or enforceability of any of the Intellectual Property owned by the Entities; (c) since the Acquisition Date, none of the Entities has made any claim of any violation, misappropriation or infringement by other Persons of any of its Intellectual Property or interests therein and, to the Knowledge of the Company, no grounds for any such claims exist; and (d) since the Acquisition Date, none of the Entities has received any notice that it is violating, misappropriating or infringing upon the Intellectual Property of other Persons (including any offers or demands to license any Intellectual Property), and neither the use of the Entities’ Intellectual Property nor the operation of the Entities’ business is infringing upon any Intellectual Property rights of other Persons. (e) All employees or contractors of any Entities that have invented or authored any material Intellectual Property used or held for use by any Entity have executed written agreements pursuant to which such Persons assign to such Entity all right, title and interest in and to all Intellectual Property rights developed by such Persons within the scope of their employment or other engagement, and obligating such Person to maintain the confidentiality of each Entities’ confidential information. To the Knowledge of the Company, no employee or contractor is in violation of any such agreement. (f) Each Entity has taken all commercially reasonable steps to maintain the confidentiality of its trade secrets. (g) The Entities have taken all reasonably necessary steps to protect the Company Systems, including maintaining the confidentiality, integrity, and security of the Company Systems and all information stored or contained therein or transmitted thereby from any unauthorized intrusion, breach, use, access, interruption or modification by any third party. In the last twenty four (24) months, there have been no (i) failures, breakdowns, outages, bugs, continued substandard performance, or other adverse events affecting any of the Company Systems that have caused or could reasonably be expected to result in any material disruption or interruption in or to the use of any such Company Systems or the operation of the Entities’ business or (ii) security breaches of, or other unauthorized access to, any

PHX 332443243v9 17 Company Systems and all confidential, sensitive or personal information stored or contained therein or transmitted thereby. The Entities maintain disaster recovery and business continuity plans, procedures, and facilities, act in material compliance therewith, and have tested such plans and procedures on a periodic basis. The Company Systems are adequate in all material respects for the operation of the business of the Entities as presently conducted and the Entities have purchased a sufficient number of licenses or seats for all Software used by the Entities in such operations. 3.16 Equipment and Other Tangible Property. The Entities’ equipment, furniture, machinery, tractors, trailers, other vehicles, structures, fixtures, and other tangible personal property included in the properties (the “Tangible Company Properties”) are in all material respects suitable for the purposes for which they are intended and in good operating condition and repair consistent with normal industry standards, except for ordinary wear and tear, and except for such Tangible Company Properties as shall have been taken out of service on a temporary basis for repairs or replacement consistent with the Entities’ prior practices and normal industry standards. To the Knowledge of the Company, the Tangible Company Properties are free of any structural or engineering defects, and since the Acquisition Date there has not been any significant interruption of the Entities’ business due to inadequate maintenance or obsolescence of the Tangible Company Properties. The Entities have good, valid and marketable title to, or a valid leasehold interest in, all of the Tangible Company Properties, in each case free and clear of all Liens. The Tangible Company Properties and the intangible rights, properties and assets of the Entities to be acquired by Buyer pursuant to this Agreement constitute all material assets used or held for use by the Entities, and are necessary and sufficient for the operation of the businesses of the Entities as presently operated and as operated during the periods covered by the Company Financial Statements. 3.17 Permits; Environmental Matters. (a) Schedule 3.17(a) hereto sets forth a complete and correct list of all material Permits necessary for the Entities to own, operate, use, and/or maintain their properties and to conduct their business and operations as presently conducted. Except as otherwise set forth on Schedule 3.17(a) hereto, all such Permits are properly held by the Entities and in effect, no proceeding is pending or, to the Knowledge of the Company, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the Knowledge of the Company, threatened in connection with the expiration or renewal of such Permits which could reasonably be expected to adversely affect the ability of the Entities to conduct their business and operations as presently conducted. Except as otherwise set forth on Schedule 3.17(a) hereto, no violations have occurred that remain uncured, unwaived or otherwise unresolved, or are occurring in respect of any such Permits, other than inconsequential violations. (b) There are no claims, liabilities, investigations, litigation, or administrative proceedings relating to any Hazardous Materials or Environmental Laws (collectively, “Environmental Claims”) pending or, to the Knowledge of the Company, threatened against any of the Entities, nor have any of the Entities received any written notice regarding any violation of or liability under any Environmental Law. None of the Entities, since the Acquisition Date, caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored, handled, exposed to any Person or disposed of, or has owned or operated any property or facility contaminated by any Hazardous Material, in a manner which could reasonably be expected to form the basis for an Environmental Claim against any Entity. None of the Entities has, expressly or by operation of law, assumed or undertaken any liability of any Person relating to Environmental Laws, including for cleanup, compliance, or required capital expenditures in connection with any Environmental Claim. (c) Each Entity complies, and since the Acquisition Date has complied in all material respects with all Environmental Laws applicable to it.

PHX 332443243v9 18 3.18 International Trade and Anti-Corruption Matters. Except as otherwise set forth on Schedule 3.18 hereto: (a) None of the Entities, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Entities, is currently, or has been in the last five (5) years: (i) a Sanctioned Person, (ii) organized, a resident of or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with any Sanctioned Person or in any Sanctioned Country, to the extent such activities violate applicable Sanctions Laws or Ex-Im Laws, (iv) engaging in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Ex-Im Laws, or (v) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott laws administered by the U.S. Department of Commerce and the U.S. Department of Treasury’s Internal Revenue Service (collectively, “Trade Control Laws”). (b) None of the Entities, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Entities, has at any time made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any Government Official or other Person in violation of any applicable Anti-Corruption Laws. (c) During the last five (5) years, none of the Entities has, in connection with or relating to the business of the Entities, received from any Governmental Authority or any other Person any written notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Trade Control Laws or Anti-Corruption Laws. 3.19 Banks. Schedule 3.19 hereto sets forth (a) the name of each bank, trust company, or other financial institution with which any Entity has an account, credit line, or safe deposit box or vault, (b) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, and (c) the purpose of each such account, safe deposit box, or vault. 3.20 Customers. Schedule 3.20 hereto sets forth the ten (10) principal customers and ten (10) principal service providers of the Entities (taken as a whole) based on gross revenues or expenditures, as applicable, during each of the fiscal year ended December 31, 2015 and December 31, 2016, together with the dollar amount of goods and/or services sold by the Entities to each such customer or provided to the Entities by each such service provider, as applicable, during each such period. Except as otherwise set forth on Schedule 3.20 hereto, the Entities maintain good relations with all customers and service providers listed or required to be listed on Schedule 3.20hereto, and since the Acquisition Date, no such customer or service provider (a) has canceled, terminated, or made any written or, to the Knowledge of the Company, other threat to any Entity to cancel or otherwise terminate its relationship with an Entity or (b) adversely modified its relationship with the Entities (including materially decreasing its purchase or usage of the goods or services of the Entities or changing the pricing terms or other material terms of such customer’s or service provider’s business with the Entities, or to the Knowledge of the Company, threatened such adverse modification. No Entity is involved, or since the Acquisition Date has been involved, in any suit, action, other proceeding or material controversy with any such customer or service provider.

PHX 332443243v9 19 3.21 Labor Matters. (a) No Entity is party to, nor bound by, any CBA; there are no CBAs or any other labor-related agreements or arrangements that pertain to any of the employees of the Entities; and no employees of the Entities are represented by any labor union, works council, or other labor organization with respect to their employment with any Entity. (b) Each of the Entities (i) complies, and since the Acquisition Date has complied, in all material respects with applicable Legal Requirements with respect to labor, employment, employment practices, terms and conditions of employment, wages and hours (including the classification of employees as exempt and independent contractors), discrimination, plant closings and mass layoffs, immigration, workers’ compensation, labor relations, health and safety, disability, unemployment insurance, and affirmative action and affirmative action plan requirements, in each case with respect to its employees; (ii) has withheld and reported all amounts required by Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries, and other payments to its employees; and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security, or other benefits or obligations for its employees (other than routine payments to be made in the normal course of business and consistent with past practice). (c) Each of the Entities has in all material respects properly classified all individuals who perform services for such Entity as employees or independent contractors and, with respect to its employees, as exempt or non-exempt employees. (d) Since the Acquisition Date, there have not been any (i) demands for recognition or certification by any labor union, works council, or group of employees, and no representation or certification proceedings are presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (ii) strikes, grievances, labor-related arbitrations, work stoppages, labor disputes, or other material controversies between any of the Entities and its employees or against or affecting any Entity, or (iii) labor union grievances or organizational efforts with respect to any Entity. (e) Each of the Entities is employing individuals who are lawfully permitted to work in the United States and each of the Entities complies in all material respects with all applicable Legal Requirements and regulations of the United States regarding immigration and/or employment of non- citizen workers. None of the Entities has been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”), or other federal agency charged with administration and enforcement of federal immigration laws concerning it, and none of the Entities has received any “no match” notices from ICE, the Social Security Administration, or the IRS since the Acquisition Date. 3.22 Transactions With Affiliates. Except as otherwise set forth on Schedule 3.22 hereto and except for normal advances to employees of an Entity consistent with past practices, payment of compensation for employment to employees of an Entity in the ordinary course of business consistent with past practices, and participation in scheduled Plans or Benefit Programs by employees of an Entity, since the Acquisition Date, none of the Entities has purchased, acquired, or leased any property or services from, or sold, transferred, or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting, or other agreement, Contract or binding arrangement with, or engaged in any other transaction, directly or indirectly, with the Seller or any other Affiliate (other than another Entity) or, to the Knowledge of the Company, any of the officers or directors of any of the Entities. Except as otherwise set forth on

PHX 332443243v9 20 Schedule 3.22 hereto, none of the Seller, any of its Affiliates, or, to the Knowledge of the Company, any of the officers or directors of any of the Entities (a) is directly or indirectly indebted to an Entity for money borrowed or other loans or advances, and none of the Entities is directly or indirectly indebted to any such Person and (b) has any interest in any material property, asset or right used by the Entities. Except as otherwise set forth on Schedule 3.22, none of the assets of the Seller or any of its Affiliates (other than the Entities) are used in the business of the Entities. 3.23 Broker or Finder Fees. Except as otherwise set forth on Schedule 3.23 hereto, all negotiations relating to this Agreement and the transactions contemplated hereby have been carried out without the intervention of any Person acting on behalf of any of the Entities in such a manner as to give rise to any valid claim against the Buyer or any Entity for any broker’s fee, finder’s fee, or similar compensation. 3.24 Limitation on Warranties. Except as expressly set forth in this Agreement (including, without limitation, this Article III), the Company and the Seller disclaim all liability and responsibility for any representation, warranty, or statement made or information communicated (orally or in writing) to the Buyer (including any opinion, information, projection, or advice which may have been provided to the Buyer or any of its Affiliates by the Company, any other Entity, the Seller, or any partner, director, officer, employee, accounting firm, legal counsel, or other agent, consultant, or representative of the Company, any other Entity, or the Seller). ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED. ANY AND ALL PRIOR REPRESENTATIONS AND WARRANTIES MADE BY ANY PARTY OR ITS REPRESENTATIVES, WHETHER VERBALLY OR IN WRITING, ARE DEEMED TO HAVE BEEN MERGED INTO THIS AGREEMENT, IT BEING INTENDED THAT NO SUCH PRIOR REPRESENTATIONS OR WARRANTIES SHALL SURVIVE THE EXECUTION AND DELIVERY OF THIS AGREEMENT. ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE BUYER The Buyer hereby represents and warrants to the Company and the Seller that: 4.1 Organization and Qualification. The Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Delaware. The Company has all requisite corporate power and authority to own, manage, lease, and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted. 4.2 Authority, Approval, and Enforceability. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and all Ancillary Agreements executed and delivered or to be executed and delivered by the Buyer in connection with the transactions contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform the Buyer’s covenants and obligations hereunder and thereunder. The execution, delivery, and performance of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by all necessary corporate power on the part of the Buyer, and no other corporate proceedings on the part of the Buyer are necessary to authorize the execution, delivery, and performance of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Buyer. Each Ancillary Agreement in which the Buyer is specified to be a party will be duly and validly executed and delivered by the Buyer. Assuming the due authorization, execution, and delivery by the other parties hereto or thereto, this Agreement and each Ancillary Agreement to which the Buyer is a party constitutes, or upon execution and delivery will constitute, the legal, valid, and binding obligation of the Buyer, enforceable in accordance with its terms,

PHX 332443243v9 21 except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors’ rights generally. 4.3 No Default or Consents. None of the execution and delivery of this Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby, or the compliance with the terms hereof and thereof by the Buyer will: (a) violate or conflict with any of the terms, conditions, or provisions of the articles of incorporation or bylaws of the Buyer; (b) violate any Legal Requirements applicable to the Buyer or the property or assets of the Buyer; (c) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), trigger any payment under, or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, cancel or accelerate, any material Contract or material Permit binding upon or applicable to the Buyer; (d) result in the creation of any Lien on any material properties of the Buyer; or (e) except for required filings and approvals under the HSR Act, require the Buyer to obtain or make any waiver, consent, action, approval, or authorization of, or registration, declaration, notice, or filing with, any private non-governmental third party or any Governmental Authority. 4.4 No Proceedings. No suit, action, or other proceeding is pending or, to the knowledge of the Buyer, threatened before any Governmental Authority seeking to prohibit the Buyer’s entry into this Agreement or prohibit the Closing, or seeking Damages against the Buyer as a result of the Buyer’s entry into this Agreement or consummation of the transactions contemplated by this Agreement. 4.5 Investment Representations. The Buyer has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and the Ancillary Agreements. The Buyer has conducted an independent investigation of the Entities and their business operations, assets, liabilities, results of operations, financial condition, and prospects in making its determination as to the propriety of the transactions contemplated by this Agreement and in entering into this Agreement, and has relied solely on the results of said investigation and on the representations and warranties of the Company and the Seller expressly contained in this Agreement. The Buyer is acquiring the Shares for investment and not with a view to, or for sale in connection with, any distribution thereof nor with any present intention of distributing or selling such Shares in the future. 4.6 Brokers. The Buyer has not employed any broker or finder and has not incurred and will not incur any broker’s, finder’s, or similar fees, commissions, or expenses in connection with the transactions contemplated by this Agreement. 4.7 Financial Capacity; Solvency. The Buyer has commitments for financing (and has provided the Seller with written evidence thereof and all amendments or additions thereto) in an aggregate amount sufficient to pay all of the consideration payable to the Seller as required by this Agreement, and to make all other necessary payments in connection with the purchase of the Shares and the payment of all related fees and expenses. Assuming (a) the accuracy of the representations and warranties in Article III and (b) the Entities complied in all material respects with the covenants contained

PHX 332443243v9 22 in Section 5.3, immediately after giving effect to the transactions contemplated hereby, none of the Entities will (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair salable value of its assets is less than the amount required to pay its probable liability on its existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business, or (iii) have incurred debts beyond its ability to pay as they become due. 4.8 Representation and Warranty Insurance Policy. As of the date hereof, the Representation and Warranty Insurance Policy is in full force and effect and has not been amended or modified in any manner from the form attached hereto. Buyer has fully paid (or caused to be paid) any and all policy fees, premiums, and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Representation and Warranty Insurance Policy. 4.9 Due Diligence Investigation. The Buyer acknowledges that it has had the opportunity to conduct its due diligence investigation with respect to the transactions contemplated by this Agreement. None of the Entities, the Seller, or any of their respective directors, officers, stockholders, Affiliates, partners, employees, consultants, agents, counsel, or advisors makes or has made any representation or warranty, express or implied, to the Buyer or any of its Affiliates or financing sources (except for the representations and warranties made by the Company and Seller to the Buyer expressly set forth in Article III), and without limiting the generality of the foregoing, no representation or warranty is made with respect to any confidential information memorandum delivered to the Buyer or any of its Affiliates or financing sources, any “management presentations” or accompanying materials, or any information contained in any “data room” or “virtual data room” or other information delivered by electronic mail, in each case, except as made in the representations and warranties expressly set forth in Article III. 4.10 Disclaimer Regarding Estimates and Projections. In connection with the Buyer’s investigation of the Company, the Buyer has received from or on behalf of the Seller and/or the Company certain estimates, forecasts, plans, and financial projections. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, forecasts, plans, and financial projections, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans, and financial projections so furnished to it (including the reasonableness of the assumptions underlying such estimates, forecasts, plans, and financial projections), and that the Buyer shall have no claim against the Seller with respect thereto. Accordingly, neither of the Seller nor the Company makes any representation or warranty with respect to such estimates, forecasts, plans, and financial projections (including any such underlying assumptions). ARTICLE V - OBLIGATIONS PRIOR TO THE CLOSING From the date of this Agreement through the Closing: 5.1 Buyer’s Access to Information and Properties. Upon reasonable prior notice, the Company shall permit the Buyer and its authorized employees, agents, accountants, legal counsel, and other representatives to have access to the books, records, employees, counsel, accountants, and other representatives of each of the Entities at all times reasonably requested by the Buyer for the purpose of conducting an investigation of the Entities’ financial condition, corporate status, operations, prospects, businesses, and properties. Upon reasonable prior notice, the Entities shall make reasonably available to the Buyer for examination and reproduction all documents and data of every kind and character relating to the Entities in possession or control of, or subject to reasonable access by, any of the Entities, including, without limitation, all files, records, data and information relating to their properties and all agreements, instruments, Contracts, assignments, certificates, orders, and amendments thereto.

PHX 332443243v9 23 5.2 Conduct of Business and Operations. The Company shall keep the Buyer reasonably advised as to all material operations and proposed material operations relating to the Entities. The Company shall, and shall cause each of its Subsidiaries to, use its reasonable commercial efforts to (a) conduct its business in the ordinary course, (b) keep available the services of present employees, (c) maintain and operate its properties in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including, without limitation, insurance premiums) incurred in connection therewith in a timely manner, (e) keep all Contracts listed or required to be listed on Schedule 3.13(a) in full force and effect, (f) comply in all material respects with all applicable Legal Requirements, and (g) preserve the present relationships of such Entity with customers and other Persons having material business relations therewith. 5.3 General Restrictions. Except as otherwise expressly permitted in this Agreement, without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, none of the Entities shall: (a) repurchase, redeem, or otherwise acquire any of its equity securities; (b) acquire, by merger or consolidation with, the business or substantially all of the assets or stock of, any Person; (c) purchase any interest or securities of any Person or any division thereof; (d) except in the ordinary course of business, create, incur, assume, guarantee, or otherwise become liable or obligated with respect to any Funded Indebtedness; (e) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment; (f) except in the ordinary course of business, enter into, amend, or terminate any Contract of the type required to be listed on Schedule 3.13(a); (g) sell, transfer, lease, license, abandon, mortgage, encumber, or otherwise dispose of, or agree to sell, transfer, lease, license, abandon, mortgage, encumber, or otherwise dispose of, any material properties except (i) in the ordinary course of business, or (ii) pursuant to any Contract listed on Schedule 3.13(a) hereto; (h) settle any material claim or litigation, or file any motions, orders, briefs, or settlement agreements in any material proceeding before any Governmental Authority or any arbitrator; (i) maintain its books of account other than in the usual, regular, and ordinary manner on a basis consistent with prior periods or make any change in any of its accounting methods or practices, in each case except as required by or in a manner consistent with GAAP; (j) (i) make any change in the compensation or benefits payable to any of its current or former directors, officers, employees or other individual service providers, other than (x) in the case of employees who are not officers or directors, normal annual increases in base salaries in the ordinary course of business, or (y) as required by the terms of any Plan or Benefit Program existing on the date hereof that is listed on Schedule 3.7(a) hereto, (ii) hire any new employees or engage any new independent contractors, unless such hiring or engagement is in the ordinary course of business and is

PHX 332443243v9 24 with respect to employees or contractors having an annual base salary or fee and incentive compensation opportunity not reasonably expected to exceed $125,000, (iii) enter into or adopt any new, or increase benefits under or renew, amend or terminate any existing Plan or Benefit Program or any collective bargaining agreement, except as otherwise required by applicable Legal Requirement, (iv) take any action to accelerate the payment, funding, right to payment or vesting of any compensation or benefits (except as required pursuant to this Agreement and except pursuant to the existing terms of any Plan or Benefit Program listed on Schedule 3.7(a) hereto), or (v) terminate the employment or service of any employee of the Entities with an annual base salary and incentive compensation opportunity that exceeds $125,000; (k) recognize or certify any labor union, labor organization, works council, or group of employees o as the bargaining representative for any employees of the Entities; (l) implement any employee layoffs that could implicate the Worker Adjustment and Retraining Notification Act, or any similar state or local law; (m) amend its certificate or articles of incorporation or bylaws; (n) issue any capital stock or other securities, or grant, or enter into any agreement or commitment to grant, any options, convertibility rights, other rights, warrants, calls, or agreements relating to its capital stock or other securities; (o) split, combine or reclassify any shares of capital stock or other interests in any Entity; (p) adopt any complete or partial plan of merger, consolidation, reorganization, liquidation or dissolution or filed any petition in bankruptcy under any provisions of federal or state bankruptcy Legal Requirement or consent to the filing of any bankruptcy petition against it under any similar Legal Requirement; (q) make any material capital expenditures or commitments therefor, except in accordance with the Company’s annual budget, a copy of which has been made available to the Buyer; (r) incur or subject any material properties or assets to any Liens; (s) engage in any one or more material activities or transactions outside the ordinary course of business; or (t) commit to do any of the foregoing. 5.4 Notice Regarding Changes. (a) The Company shall promptly inform the Buyer in writing of any change in facts and circumstances that could reasonably be expected to render the representations and warranties made herein by the Company inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question; provided, that no such disclosure shall be given any effect for purposes of determining (i) the fulfillment of the conditions set forth in Article VI, (ii) any right of the Buyer to terminate this Agreement in accordance with Section 2.5 or (iii) following the Closing, the Buyer’s right to indemnification under Section 7.3. (b) The Buyer shall promptly inform the Company in writing of any change in facts and circumstances that could reasonably be expected to render any of the representations and warranties

PHX 332443243v9 25 made herein by the Buyer inaccurate or misleading in any material respect if such representations and warranties had been made upon the occurrence of the fact or circumstance in question; provided, that no such disclosure shall be given any effect for purposes of determining (i) the fulfillment of the conditions set forth in Article VI, (ii) any right of the Seller to terminate this Agreement in accordance with Section 2.5 or (iii) following the Closing, the Seller’s right to indemnification under Section 7.3. 5.5 Efforts to Consummate. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements to consummate the transactions contemplated hereby, including, without limitation, (a) obtaining all Permits, authorizations, consents, and approvals of any Governmental Authority or other Person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Ancillary Agreements, (b) taking any and all reasonable actions necessary to satisfy all of the conditions to each party’s obligations hereunder as set forth in Article VI, and (c) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing. 5.6 No Shop. From the date of this Agreement until the earlier of (a) the Closing Date, or (b) the termination of this Agreement, the Company and the Seller shall not, and the Company shall cause its financial advisor and each of the Entities’ respective officers, directors, employees, and other agents not to, directly or indirectly, take any action to (i) solicit, initiate, or encourage any offer or proposal or indication of interest in a merger, consolidation, or other business combination involving any equity interest in, or a substantial portion of the assets of any of the Entities (“Acquisition Proposal”), other than in connection with the transactions contemplated by this Agreement, (ii) enter into any agreement with respect to any Acquisition Proposal or enter into any agreement requiring the Company and the Seller to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or (iii) participate in any way in negotiations with, or furnish any information to, any Person in connection with, or the making of any proposal that constitutes an Acquisition Proposal. 5.7 Hart-Scott-Rodino. The Buyer and the Company agree to file a Notification and Report Form and documentary materials in respect of the transactions contemplated by this Agreement with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice within two (2) business days after the date of this Agreement (the “HSR Filing”). All filing fees payable with respect to such HSR Filing shall be paid by the Buyer. The Buyer and the Company agree to promptly file any other report required by any other Governmental Authority relating to antitrust matters, and to promptly make any other filings or submissions required under the HSR Act. The Company and the Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Each of the Company and the Buyer shall promptly inform, to the extent practical and permitted by Legal Requirements, the other party of any material communication received by such party from any Governmental Authority in respect of the HSR Filing. Each of the Company and the Buyer shall (a) use its respective commercially reasonable efforts to comply as expeditiously as possible with all requests of any Governmental Authority for additional information and documents requested under the HSR Act; (b) use its respective commercially reasonable efforts to promptly cause the expiration or termination of any applicable waiting periods under the HSR Act, (c) not (i) extend any waiting period under the HSR Act, or (ii) enter into any agreement with any Governmental Authority not to consummate the transactions contemplated by this Agreement, except, in each case, with the prior consent of the other party; and (d) cooperate with the other and use commercially reasonable efforts to contest and resist any action, including legislative, administrative, or judicial action, and to have vacated, lifted, reversed, or overturned any judgment (whether temporary, preliminary, or permanent) that restricts, prevents, or

PHX 332443243v9 26 prohibits the consummation of the transactions contemplated by this Agreement (other than by initiating litigation). 5.8 Employee Benefits Matters. Prior to the Closing Date, the Seller and the Entities shall take or cause to be taken all actions necessary or appropriate to remove, effective as of the Closing, any Entity as a participating employer in any Plan or Benefit Program that is not a Company-sponsored Plan. Except as may otherwise be agreed to between the Buyer and the Seller or as otherwise provided under the applicable terms of the Plans or Benefit Programs, effective as of the Closing, employees of the Entities shall cease to be active participants in any Plan or Benefit Program that is not a Company- sponsored Plan, and such persons shall become eligible to participate in any benefit plans to be established by the Buyer or one of its Affiliates in connection with the Buyer’s obligations under Section 7.4. Prior to the Closing Date, the Seller and the Entities shall take or cause to be taken any additional actions necessary or appropriate to ensure that, from and after the Closing, the Buyer and its Affiliates (including, after the Closing, each of the Entities) shall have no further liability or obligation under or with respect to any Plan or Benefit Program or any other benefit or compensation plan, program, policy, arrangement or agreement (including, for the avoidance of doubt, with respect to accrued bonuses, profit sharing arrangements and obligations with respect to workers compensation matters, in each case arising from or attributable to all periods prior to the Closing Date) at any time sponsored, maintained, contributed to or required to be contributed to by Seller or any of its ERISA Affiliates (other than a Company-sponsored Plan), and any such liabilities or obligations shall remain (or become) liabilities of the Seller and its Affiliates (other than the Entities) and be paid or discharged by the Seller and such Affiliates. Without limiting the generality of the foregoing, any current or former employee of an Entity who as of the Closing Date is receiving or is in an eligibility waiting or exclusion period for purposes of receiving short- or long-term disability benefits under a Plan or Benefit Program that is not a Company- sponsored Plan shall become eligible or continue to be eligible, as applicable, to receive such benefits under such Plan or Benefit Program. Prior to Closing, the Seller shall take or cause to be taken all actions necessary to provide for full vesting of all amounts credited to the account of any Entity employee under the Seller 401(k) Plan. Prior to the Closing Date, the Company shall adopt a 401(k) plan, effective at least one day prior to the Closing Date, to cover eligible employees of the Entities, which such plan shall be substantially similar to the Seller 401(k) Plan with respect to employer contributions (the “Company 401(k) Plan”). As soon as practicable after the establishment of the Company 401(k) Plan, the Seller, the Company, and the Buyer shall cooperate to cause the Seller 401(k) Plan to transfer and the Company 401(k) Plan to accept the accounts of the then active employees of the Entities in a spinoff, or trust-to- trust transfer, in accordance with the requirements of Section 414(l) of the Code and all applicable Legal Requirements. 5.9 Financing Cooperation. The Company and the Seller agree to provide, at no expense to the Company or the Seller, commercially reasonable cooperation in connection with the arrangement of debt financing for the transactions contemplated by this Agreement, including, without limitation, (a) upon reasonable notice and at reasonable times, making the officers of the Company reasonably available to participate in lender meetings and due diligence sessions, (b) cooperating in the Buyer’s preparation of bank/lender presentations and similar documents, and (c) provided that no obligations arise unless there is a Closing hereunder, executing and delivering any commitment letters, pledge and security documents, other definitive financing documents, or other reasonably requested certificates or documents; provided, however, that nothing in this Section 5.9 shall require the Company or the Seller to (i) incur any financial obligation (including, without limitation, any out of pocket costs) prior to the Closing, or (ii) engage in any activities that would reasonably be expected to interfere in any material respect with the operation of the Company’s business. 5.10 Intercompany Accounts. Prior to the Closing, (a) the Seller and the Entities shall take or cause to be taken all actions necessary or appropriate to settle or otherwise eliminate and fully discharge

PHX 332443243v9 27 all intercompany liabilities or obligations (including any payables, receivables or other accounts), other than with respect to ordinary course, arm’s length intercompany liabilities or obligations between the Entities and Affiliates of Roadrunner Transportation Systems, Inc., a Delaware corporation, as set forth on Schedule 5.10, in each case without any continuing liabilities or obligations by any Entity, and (b) the Seller shall deliver evidence to the Buyer of the foregoing. ARTICLE VI - CONDITIONS TO THE SELLER’S AND BUYER’S OBLIGATIONS 6.1 Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject, at the option of the Seller, to the satisfaction or written waiver of the following conditions: (a) The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing (or in the case of representations and warranties that are made as of a specified date as of such specified date), except where the failure of any such representations and warranties to be so true and correct has not had and would not have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated by this Agreement, and the Buyer shall have performed and satisfied in all material respects the covenants and agreements required by this Agreement to be performed and satisfied by the Buyer at or prior to the Closing. (b) As of the Closing Date, no Governmental Authority of competent jurisdiction shall have issued, enacted, entered or promulgated an injunction or order that is in effect and renders the consummation of the Closing illegal or prohibits, enjoins or otherwise prevents the Closing. (c) The waiting period under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or early termination shall have been granted. (d) The Buyer shall have furnished the Seller with a certified copy of all necessary corporate action on its behalf approving its execution, delivery, and performance of this Agreement. (e) The Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement. 6.2 Conditions to Obligations of the Buyer. The obligations of the Buyer to carry out the transactions contemplated by this Agreement are subject, at the option of the Buyer, to the satisfaction or waiver of the following conditions: (a) (i) The Fundamental Representations shall be true and correct in all respects (other than de minimis inaccuracies) at and as of the date of this Agreement and at and as of the Closing Date (or in the case of the Fundamental Representations that are made as of a specified date as of such specified date); (ii) the representations and warranties set forth in Section 3.9(a) shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date; and (iii) all other representations and warranties of the Company and the Seller contained in this Agreement shall be true and correct in all respects (without giving effect to any limitation or qualification on any such representation or warranty indicated by the words “Material Adverse Effect”, “material”, or words or phrases of similar import) at and as of the date of this Agreement and at and as of the Closing (or in the case of representations and warranties that are made as of a specified date as of such specified date), except in the case of this clause (iii), for inaccuracies of such representations or warranties the circumstances giving rise to which individually or in the aggregate would not cause or be reasonably likely to result in a Material Adverse Effect, and the Company and the Seller shall have performed and

PHX 332443243v9 28 satisfied in all material respects the agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing. (b) As of the Closing Date, no Governmental Authority of competent jurisdiction shall have issued, enacted, entered or promulgated an injunction or order that is in effect and renders the consummation of the Closing illegal or prohibits, enjoins or otherwise prevents the Closing. (c) The waiting period under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or early termination shall have been granted. (d) The Company shall have furnished the Buyer with a certified copy of all necessary corporate action on their behalf approving the Company’s execution, delivery, and performance of this Agreement. (e) No proceeding in which any of the Entities shall be a debtor, defendant, or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such Person under any United States or state bankruptcy or insolvency law. (f) The Buyer shall have received copies of Pay-Off Letters with respect to all Funded Indebtedness. (g) The Seller and the Escrow Agent shall have executed and delivered the Escrow Agreement. (h) The Buyer shall have received from the Seller a certificate, in form reasonably satisfactory to the Buyer and complying with Treasury Regulations Section 1.1445-2(b), stating that the Seller is not a foreign person within the meaning of Section 1445 of the Code. (i) Since the date of this Agreement, there shall not have been a Material Adverse Effect. ARTICLE VII - POST-CLOSING OBLIGATIONS 7.1 Further Assurances. Following the Closing, the Company, the Seller and the Buyer shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement. In addition, following the Closing, the Buyer shall, and shall cause each of the Entities to, to the extent reasonably requested by the Seller, grant to the Seller and its representatives reasonable access at all reasonable times to the Records, including the right to take extracts therefrom and make copies thereof, to the extent that the Seller is reasonably likely to need such Records for complying with Legal Requirements or any legal proceeding, other than (a) those Records (x) that would cause Buyer or any of its Affiliates to breach any confidentiality obligations or (y) that would reasonably be likely to result in a violation of Legal Requirements or (b) in connection with any claim made under Sections 7.3 or 8.2 (except as otherwise set forth in Section 9.1). 7.2 Publicity. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except (a) as required by any applicable Legal Requirement or the rules or regulations of any applicable Governmental Authority to which the relevant party is subject (including the Securities and Exchange Commission) (in which case, so far as possible, there shall be consultation among the parties

PHX 332443243v9 29 prior to such announcement), and (b) the Buyer, the Seller, and/or their respective Affiliates may make customary disclosures to the investment community and to their banks and advisors. 7.3 Post-Closing Indemnity. (a) Subject to the other provisions of this Agreement (including, but not limited to, Section 9.1 hereof), from and after the Closing, the Seller shall indemnify and hold harmless the Buyer from and against any and all Damages arising out of or resulting from (i) a breach or failure to be true and correct of any of the representations or warranties made by the Company and the Seller in this Agreement (except the representations and warranties set forth in Article VIII), or any of the Ancillary Agreements as of the date of this Agreement or as of the Closing Date as if made on the Closing Date (or with respect to representations and warranties made as of a specific date, the failure to be true and correct as of such date), (ii) a breach or default in performance by the Company or the Seller of any covenant or agreement of the Company or the Seller contained in this Agreement (other than (A) covenants of the Company to be performed subsequent to the Closing and (B) covenants of the Seller contained in Section 7.8 hereof), and/or (iii) the items listed on Schedule 7.3(a)(iii) hereto (the “Specified Matters”). Any payment made to the Buyer by the Seller pursuant to the indemnification obligations under this Section 7.3 (including any payment received by the Buyer under the Representation and Warranty Insurance Policy) shall constitute a reduction in the Purchase Price hereunder. (b) Subject to the other provisions of this Agreement (including, but not limited to, Section 9.1 hereof), from and after the Closing, the Buyer shall indemnify and hold harmless the Seller from and against any and all Damages arising out of or resulting from (i) a breach or failure to be true and correct of any of the representations or warranties made by the Buyer in this Agreement or any of the Ancillary Agreements as of the date of this Agreement or as of the Closing Date as if made on the Closing Date (or with respect to representations and warranties made as of a specific date, the failure to be true and correct as of such date), (ii) a breach or default in performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement, and/or (iii) a breach or default in performance of any covenant or agreement of the Company contained in this Agreement to be performed subsequent to the Closing. 7.4 Employees; Benefit Plans. Until December 31, 2018 (or, if earlier, the date of the termination of the relevant employee) (subject to consent or approval of any third party insurer or administrator and any changes in applicable law), the Buyer shall cause the Entities to provide employees of the Entities immediately prior to the Closing who remain employed by any of the Entities immediately after the Closing (the “Entity Employees”) with a base salary, target cash bonus opportunities and employee benefits (excluding (x) any equity, equity-based, defined benefit pension, nonqualified deferred compensation or retiree health or welfare benefits, and (y) cash bonus opportunities or payments attributable to any period after December 31, 2017), that are substantially the same as those in effect for the Entity Employees under the existing terms of the Plans and Benefit Programs designated as “Company-sponsored Plans” on Schedule 3.7(a) (in each case, any applicable payments shall be pro rata for calendar year 2017 based on the number of days between the Closing Date and December 31, 2017). Until December 31, 2018 (subject to consent or approval of any third party insurer or administrator and any changes in applicable law), the Buyer further agrees to keep in place for the Entity Employees the Group Medical Insurance and Prescription Drug, the Group Dental Insurance, and the Vision Care Insurance “Company-sponsored Plans” referenced on Schedule 3.7(a) (collectively, the “Medical, Dental, and Vision Policies”) with substantially the same employee contribution percentages for the Entity Employees immediately after the Closing Date as were in effect immediately prior to the Closing Date for the Medical, Dental, and Vision Policies. The Entities shall retain responsibility for the accrued vacation time and sick leave benefits due to the Entity Employees as of the Closing Date to the extent of the amounts for such accrued benefits are reflected in Closing Date Working Capital. Nothing contained in

PHX 332443243v9 30 this Section 7.4 shall be (i) treated as the establishment, amendment, modification, or termination of any employee benefit plan or arrangement or constitute a limitation on the Seller’s, the Entities’ or the Buyer’s right to amend, modify, merge, or terminate any employee benefit plan or arrangement, provided that the Buyer may not terminate the Medical, Dental, and Vision Polices prior to December 31, 2018 (subject to consent or approval of any third party insurer or administrator and any changes in applicable law), (ii) give to any current or former employee, director, or any other Person (including any beneficiary, spouse, or dependent thereof or any employee representative body), any third party beneficiary right, or (iii) obligate the Entities, the Buyer or any of their respective Affiliates to maintain any particular Company-sponsored Plan, except for the Medical, Dental, and Vision Policies as provided in this Section 7.4, or retain employment or services of any current or former employee, director, or other service provider of the Entities. 7.5 Maintenance of Representation and Warranty Insurance Policy. From and after the Closing, the Buyer shall maintain the Representation and Warranty Insurance Policy in good standing and in accordance with its terms through the term of the Representation and Warranty Insurance Policy. 7.6 Insurance. From and after the Closing Date, the Entities shall cease to be insured by the insurance policies held by the Seller, or by any of its and its Affiliates’ self-insured programs, and neither the Buyer nor its Affiliates (including, after the Closing, the Entities) shall have any access, right, title or interest to or in any such insurance policies (including to all claims and rights to make claims and all rights to proceeds) to cover any assets of the Entities or any liability or obligation arising from the operation of the business of the Entities. Notwithstanding the foregoing or any other provision of this Agreement or any Ancillary Agreement, to the extent that the Company has any insurable claim based on any fact, action, failure to act or circumstance existing or occurring on or prior to the Closing Date under any insurance policy of the Seller in effect as of the Closing (excluding any Plan or Benefit Program), the Company’s rights to coverage under such policy will continue with respect to such claims (subject to the terms and conditions of such policies) without the assessment of any charges or charge-back fees to the Company or any requirement that the Company make any payment with respect thereto or reimburse the Seller or insurers with respect thereto. From and after the Closing, the Buyer shall be responsible for securing all insurance it considers appropriate for its operation of the Entities and their business. Other than as set forth in this Section 7.6, the Buyer further covenants and agrees not to seek to assert or to exercise any other rights or claims of the Entities under or in respect of any past or current insurance policy of the Seller under which the Entities or its Affiliates were an additional insured. 7.7 Specified Matters. The Buyer shall, and shall cause the Entities to, cooperate in good faith with the Seller and permit the Seller, at its expense, to control all matters and decisions relating to the Specified Matters, including the negotiation and resolution of such Specified Matters; provided, that such resolution does not involve any liability to the Buyer or the Entities that is not otherwise fully indemnified by the Seller pursuant to Section 7.3(a)(iii) or any admission of wrongdoing by the Buyer or the Entities. The Seller shall be entitled at its own expense to conduct and control the negotiation and resolution of such Specified Matters through counsel of its own choosing on behalf and in the name of the Buyer, the Company or any other Entity; and, upon request and at the sole cost and expense of the Seller, the Buyer and the Entities shall render all such assistance as the Seller may reasonably request in connection with any negotiation or resolution thereof. Any amounts received by the Buyer or any Entity pursuant to such Specified Matters shall, (i) if received prior to any payment pursuant to an indemnification claim under Section 7.3(a)(iii), offset and reduce the amount of Damages related to such indemnification claim, or (ii) if received after the Buyer has received any indemnification payment pursuant to Section 7.3(a)(iii), be promptly paid by the Buyer to the Seller. Following the Closing, the Seller shall keep the Buyer and the Company reasonably informed on a reasonable basis with respect to the Specified Matters (including the status and any material discussions or proceedings relating thereto) and consult with the Buyer and the Company with respect thereto.

PHX 332443243v9 31 7.8 Transition Services. (a) Following the Closing, the Seller shall provide (or cause to be provided through one or more Affiliates or third parties) to the Entities the services set forth on Exhibit B (the “Transition Services”). The Seller shall provide the Transition Services during the period immediately following the Closing until December 31, 2017, unless earlier terminated in accordance with Section 7.8(d) (the “Term”). The parties recognize that the Entities may request certain ancillary services to be provided by the Seller which are within the scope of the specific services set forth on Exhibit B, as applicable, but not specifically listed therein. The Seller shall use good faith efforts to provide such ancillary services. Any such ancillary services so provided by the Seller shall constitute “Transition Services” under this Section 7.8 and shall be subject in all respects to the provisions of this Section 7.8 as if set forth on Exhibit B as of the date hereof. The parties hereto acknowledge the transitional nature of the Transition Services. Accordingly, as promptly as practicable following the Closing, the Buyer agrees to use commercially reasonable efforts to make a transition of each Transition Service to its own internal organization or to obtain alternate third-party sources to provide the Transition Services. (b) The Seller agrees that the Transition Services shall be provided in good faith and, except as specifically provided on Exhibit B, in a manner generally consistent with the historical provision of the Transition Services and with the same standard of care as historically provided. The Seller makes no representations and warranties of any kind, implied or expressed, with respect to the Transition Services, including, without limitation, any warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed. The Buyer acknowledges and agrees that this Section 7.8 does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Transition Services are provided by the Seller as an independent contractor. (c) The Buyer shall pay the Seller a fixed fee of $1,500 per month (as may be reduced in accordance with this Section 7.8, the “Monthly Cap”) during the Term in accordance with the prices set forth on Exhibit B for each of the Transition Services. Notwithstanding anything in this Agreement to the contrary, upon the effective date of a partial termination that results in the termination of a service, the Monthly Cap shall be reduced accordingly (on a pro-rata basis with respect to the number of days that have elapsed in the applicable month) by the cost of such service as set forth on Exhibit B, as applicable. For the avoidance of doubt, in no event shall the Buyer be responsible for the payment of any out of pocket expenses or payments made to employees of the Seller or any of its Affiliates that are incurred, paid or payable in connection with the Transition Services. (d) The Buyer may, at its option and upon five (5) days prior written notice to the Seller, terminate the provision of any Transition Services prior to the expiration of the Term (including any extension), including any function, process or task. The Buyer’s obligation to pay the Seller any fees in connection with any service to be terminated pursuant to such partial termination, and the Seller’s obligation to provide such Transition Services, shall terminate as of the actual date of such termination of such service. (e) In no event shall the Seller have any liability under any provision of this Section 7.8 for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Section 7.8, or diminution of value or any damages based on any type of multiple, whether based on statute, contract, tort or otherwise, and whether or not arising from the other party's sole, joint, or concurrent negligence, strict liability, criminal liability or other fault. The Buyer acknowledges that the Transition Services to be provided to it pursuant to this Section 7.8 are subject to, and that its

PHX 332443243v9 32 remedies under this Section 7.8 are limited by, the applicable provisions of this Section 7.8, including the limitations on warranties with respect to the Transition Services. (f) Subject to the limitations set forth in Section 7.8(e), the Seller shall indemnify, defend and hold harmless the Buyer from and against any and all Damages of the Buyer arising out of or resulting from (A) the gross negligence or willful misconduct of the Seller or its Affiliates that provides a Transition Service to the Buyer pursuant to this Section 7.8 in connection with the provision of, or failure to provide, any Transition Services to the Buyer or (B) any willful and material breach of this Section 7.8 by the Seller. (g) The Buyer acknowledges and agrees that its sole and exclusive monetary remedy with respect to any and all claims for any breach of any covenant, agreement or obligation set forth in this Section 7.8 or otherwise relating to the subject matter of this Section 7.8, shall be pursuant to the indemnification provisions set forth in this Section 7.8. In furtherance of the foregoing, the Buyer hereby waives, to the fullest extent permitted under Legal Requirements, any and all rights, claims and causes of action for any breach of any covenant, agreement or obligation set forth in this Section 7.8 or otherwise relating to the subject matter of this Section 7.8 it may have against the Seller and its Affiliates arising under or based upon any Legal Requirement, except pursuant to the indemnification provisions set forth in this Section 7.8 and the provisions set forth in Section 9.14(a). ARTICLE VIII - TAX MATTERS 8.1 Representations and Obligations Regarding Taxes. Except as otherwise set forth on Schedule 8.1 hereto, the Company hereby represents and warrants to the Buyer that: (a) Each Entity has timely filed all U.S. federal income and all other material Tax Returns that it has been required to file under applicable Legal Requirements. All such Tax Returns are true, correct and complete in all material respects. All material Taxes owed by or with respect to the Entities (whether or not shown on any Tax Return and whether or not any Tax Return was required), including any withholding Taxes, have been timely paid to the appropriate taxing authority. No written claim has been made by a taxing authority in a jurisdiction where any Entity does not file Tax Returns that such Entity (or any Consolidated Group of which the Entity is a member) is or may be subject to taxation by that jurisdiction. (b) There is no pending dispute, audit, proceeding or claim concerning any Tax liability of or with respect to any Entity either (i) claimed or raised by any taxing authority in writing or (ii) as to which the Company has actual knowledge based upon personal contact with any agent of such taxing authority. The Company has provided or otherwise made available to the Buyer correct and complete copies of all federal income Tax and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Entities since the Acquisition Date. (c) None of the Entities has waived (or been requested to waive) any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency that is currently in effect (or if requested, pending). (d) None of the Entities is a party to or bound by any Tax allocation, indemnity or sharing agreement or similar contract or arrangement with respect to Taxes (or any similar agreement or contract with respect to any obligation incurred in connection with the reduction of Taxes of any Person or the receipt of any Tax refunds, credits or other Tax assets), except for customary commercial agreements entered into in the ordinary course of business, the principal purpose of which is not with respect to Taxes. None of the Entities has been a member of an Affiliated Group filing a consolidated

PHX 332443243v9 33 federal income Tax Return (other than an Affiliated Group of which Roadrunner Transportation Systems, Inc., a Delaware corporation, is the parent). (e) None of the Entities is a party to any joint venture, partnership, or other arrangement or contract that could be treated as a partnership for federal income Tax purposes. (f) None of the Entities has entered into any sale leaseback or leveraged lease transaction that fails to satisfy the requirements of Revenue Procedure 2001-28 (or similar provisions of foreign law) or any safe harbor lease transaction. (g) None of the Entities will be required to include any items of income in, or exclude any items of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in or improper use of any method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law); (iii) any installment sale or open transaction made on or prior to the Closing Date; (iv) any prepaid amount received on or prior to the Closing Date; (v) the cash basis method of accounting or percentage of completion method of accounting; (vi) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) existing on the Closing Date; or (vii) an election under Section 108(i) of the Code. (h) The Seller is not a foreign person within the meaning of Section 1445 of the Code. (i) Since the Acquisition Date, none of the Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 and/or Section 361 of the Code. (j) None of the Entities (i) has engaged in any “reportable transaction” as defined in Section 6707A of the Code or Treasury Regulation Section 1.6011-4 (or any predecessor provision), (ii) has obtained (or requested) any private letter ruling from any taxing authority that is still in effect (or pending if requested) or (iii) has any Liens for Taxes on any of its assets (other than any Lien for Taxes not yet due and payable). (k) No Entity that is not a “United States person” as defined Section 7701(a)(30) of the Code is (i) a “passive foreign investment company” within the meaning of Section 1297 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law), (ii) has made an election under Section 897(i) of the Code to be treated as a domestic corporation and (iii) has any investment in “United States property” within the meaning of Section 956 of the Code. (l) None of the representations set forth in this Section 8.1 shall be interpreted as providing any representation, warranty, or other assurance regarding the existence, amount, value, or condition of any Tax assets or Tax attributes of any Entity (including, without limitation, any Tax loss carryforward, the Tax basis of any asset, or the ability of the Buyer or any of its Affiliates (including, on or after the Closing Date, any Entity) to utilize such Tax assets or Tax attributes on or after the Closing Date). (m) Section 8.1 and Sections 3.7 and 3.9(b)(iv) set forth the sole and exclusive representations and warranties regarding Tax matters of the Entities.

PHX 332443243v9 34 8.2 Indemnification for Taxes. (a) From and after the Closing, the Seller shall indemnify the Entities (each herein sometimes referred to as an “Indemnified Taxpayer”) against, and protect, save, and hold harmless each Indemnified Taxpayer from, any and all damages, Taxes, deficiencies, losses, and reasonable expenses, including, without limitation, reasonable attorneys’, accountants’ and experts’ fees and disbursements (all herein referred to as “Losses”) resulting from: (i) except to the extent reflected in the final calculation of Closing Date Working Capital or the final computation of Funded Indebtedness, (A) any Taxes of or with respect to any Entity allocable to any Tax period ending on or prior to the Closing Date (a “Pre-Closing Tax Period”) or, as provided in Section 8.3(d) hereof, allocable to the pre-Closing portion of any Tax period that includes but does not end on the Closing Date (a “Straddle Period”), (B) any liability of or imposed on any Entity for Taxes of any other Person as a transferee or successor, by contract, assumption or otherwise, in each case, resulting from actions taken or agreements entered into prior to the Closing, except for customary commercial agreements entered into in the ordinary course of business, the principal purpose of which is not with respect to Taxes, (C) any liability of or imposed on any Entity for Taxes of any other Person by operation of law (including Treasury Regulations Section 1.1502-6 or any similar or comparable provision of state, local or foreign law) as a result of any action taken on or prior to the Closing or (D) any liability arising from the Seller’s or any of its Affiliates’ breach of any covenant in this Agreement with respect to Taxes; or (ii) any breach of any representation, warranty, or obligation set forth in this Article VIII, disregarding any materiality qualifier provided therein; provided, however, that any indemnification for any breach of any representation, warranty, or obligation set forth in this Article VIII shall be limited to Losses with respect to any Tax period or portion thereof ending on or prior to the Closing Date. (b) Subject to the resolution of any Tax contest pursuant to Section 8.2(c), upon notice from the Buyer to the Seller that an Indemnified Taxpayer is entitled to an indemnification payment for a Loss pursuant to Section 8.2(a), the Seller shall thereupon pay to the Indemnified Taxpayer in immediately available funds an aggregate amount equal to such Loss no later than five (5) business days after receiving such notice. (c) (i) If any audit, claim, litigation or other similar proceeding with respect to Taxes shall be made by any taxing authority that, if successful, would reasonably be expected to result in the indemnification of an Indemnified Taxpayer by the Seller, after taking into account the applicable limitations in Article IX (any such claim, a “Tax Claim”), then the Indemnified Taxpayer shall promptly notify the Seller in writing of such fact; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Taxpayer except to the extent the rights of the indemnifying parties are actually materially prejudiced. (ii) If the Seller notifies the Buyer of its intent to control any Tax Claim to the extent solely related to any Tax period ending on or before the Closing Date (a “Pre-Closing Tax Claim”) within ten (10) days of receiving notice thereof (whether pursuant to Section 8.2(c)(i) or directly from a taxing authority), then the Seller shall diligently control and defend the Indemnified Taxpayer, at its sole expense, against any such Pre-Closing Tax Claim with counsel of its choice reasonably satisfactory to the Indemnified Taxpayer. The Buyer shall diligently control any Tax Claim that is not a Pre-Closing Tax Claim.

PHX 332443243v9 35 (iii) Subject to the provisions of paragraph (ii) above, the Seller shall be entitled to prosecute any contest arising from any Pre-Closing Tax Claim to a determination in a court of initial jurisdiction, and if the Seller shall reasonably request, to a determination in an appellate court, in each case, at Seller’s sole expense. (iv) The party in control of any Tax Claim pursuant to Section 8.2(c)(ii) or (v) shall (A) allow the non-controlling party to participate in the Tax Claim, (B) provide the non- controlling party with any written communications received from or provided to any governmental entity in connection with such Tax Claim and keep the non-controlling party reasonably informed with respect to any issue related to such Tax Claim and (C) not settle any Tax Claim without the prior written consent of the non-controlling party, such consent not to be unreasonably withheld, conditioned or delayed. (v) If the Seller does not timely elect to defend a Tax Claim following notice thereof pursuant to Section 8.2(c)(ii), then the Indemnified Taxpayer shall control against and defend against any such Tax Claim (subject to the limitations set forth in Section 8.2(c)(iv)). (d) Notwithstanding anything to the contrary contained in this Agreement, the indemnification obligations of the Seller under this Article VIII shall survive the Closing until sixty (60) days after the end of the applicable statutes of limitations to which the applicable underlying Tax relates. 8.3 Additional Agreements. (a) Subsequent to the Closing, the Buyer shall, and shall cause each of the Entities to, to the extent reasonably requested by Seller, (i) grant to the Seller and its representatives reasonable access at all reasonable times to the Entities’ books and records (including tax workpapers and returns and correspondence with tax authorities), including the right to take extracts therefrom and make copies thereof, to the extent that such books and records relate to the operations of the Entities during taxable periods ending on or prior to or that include the Closing Date, and (ii) otherwise cooperate with the Seller in connection with any audit of Taxes that relate to the business of the Entities prior to the Closing. (b) (i) Other than income Tax Returns for which any Entity is included with the Seller in a consolidated or combined Tax Return (a “Consolidated Tax Return”), the Company will prepare, or cause to be prepared, in accordance with past practices unless otherwise required by applicable Legal Requirements, and file, or cause to be filed, all Tax Returns for the Entities for all Tax periods ending on or prior to the Closing Date that are filed after the Closing Date (“Buyer Tax Returns”). The Company will provide the Seller with a copy of each Buyer Tax Return for Seller’s reasonable review and reasonable comment at least thirty (30) days prior to the due date thereof (giving effect to any extensions thereto) and shall not file any Buyer Tax Return without the prior written consent of the Seller, such consent not to be unreasonably withheld, conditioned or delayed. If the Seller agrees with the Buyer Tax Returns, then the Company shall file or cause to be filed such Buyer Tax Returns. If, within twenty (20) days after the receipt of the Buyer Tax Returns, the Seller notifies the Company in writing that it reasonably disputes the manner of preparation of the Buyer Tax Returns, then the Company and the Seller shall attempt to resolve their disagreement within five (5) days following the notification of such disagreement. If the Company and the Seller are not able to resolve their disagreement, then the dispute shall be submitted to the Settlement Accountants. The parties shall use their respective best efforts to cause the Settlement Accountants to resolve the disagreement within thirty (30) days after the date on which they are engaged or as soon as possible thereafter. The determination of the Settlement Accountants shall be binding on the parties. The cost of the services of the Settlement Accountants will be borne by the party whose calculation of the matter in disagreement differs the most from the calculation as finally determined by the Settlement Accountants. If any review period is ongoing pursuant to this Section 8.3(b)(i) with respect to a Tax Return to be filed pursuant to this Section 8.3(b)(i),

PHX 332443243v9 36 or any dispute with respect to a Tax Return to be filed pursuant to this Section 8.3(b)(i) is not resolved, prior to the due date for filing such Tax Return, then the Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return under this Agreement deems correct, but the content of such Tax Returns shall not prejudice, control or otherwise resolve any dispute hereunder and the liability, if any, of either party under this Agreement. (ii) The Seller shall prepare, or cause to be prepared, all of the Consolidated Tax Returns for Tax Periods ending on or prior to the Closing Date in a manner consistent with past practice unless otherwise required by applicable Legal Requirements and shall timely pay all Taxes shown as due thereon; provided that the Seller shall not make or cause to be made any election pursuant to Treasury Regulations Section 1.1502-36(e) that reduces the tax basis of the assets of any Entity. The parties agree that with respect to the Company, the Consolidated Tax Returns shall include the following positions: (A) any income Tax deductions resulting from the payments made pursuant to this Agreement or otherwise of any Transaction Expenses, the repayment of Funded Indebtedness, and other payments the cost of which is being borne by the Seller pursuant to this Agreement, including without limitation, annual bonuses to which any employee of the Company is entitled (“Deal Expenses”) shall be treated as deductible as of the Closing Date to the extent “more likely than not” deductible as of the Closing Date under applicable Tax law, and none of the Buyer or the Company shall apply (nor allow the Company to apply) the so called “next day rule” under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) to such deductions; (B) the Buyer shall make (and cause the Company to make) the election under Revenue Procedure 2011-29 to apply the seventy percent (70%) safe-harbor to any “success based fee” as defined in Treasury Regulation Section 1.263(a)-5(f) incurred in connection with the transaction contemplated hereby, including the investment banking fees paid to BMO Capital Markets Corp.; (C) the Buyer shall not make (nor allow the Company to make) an election under Treasury Regulation Section 1.1502- 76(b)(2) to ratably allocate income; and (D) the Buyer shall not waive the ability to carry back net operating losses resulting from Deal Expenses. The Seller shall provide the Buyer with a pro forma copy of each Consolidated Tax Return with respect to each Entity prepared on a stand-alone basis for the Buyer’s reasonable review and reasonable comment at least (x) twenty (20) days prior to the due date thereon for the Consolidated Tax Returns relating to the year ended December 31, 2016, (y) thirty (30) days prior to the due date thereon for the Consolidated Tax Returns relating to the years ended December 31, 2014 and 2015, and (z) thirty (30) days prior to the due date thereof (giving effect to any extensions thereto) for all other Consolidated Tax Returns, and shall not file any Consolidated Tax Return to which any such pro forma Consolidated Tax Return relates without the prior written consent of the Buyer, such consent not to be unreasonably withheld, conditioned or delayed. If the Buyer agrees with the pro forma copies of the Consolidated Tax Returns, then the Company shall file or cause to be timely filed such Tax Returns. If, within (x) fifteen (15) days after the receipt of such pro forma Tax Returns relating to the year ended December 31, 2016, (y) twenty (20) days after the receipt of such pro forma Tax Returns relating to the years ended December 31, 2014 and 2015, and (z) twenty (20) days after the receipt of such pro forma Tax Returns for all other periods, the Buyer notifies the Seller in writing that it reasonably disputes the manner of preparation of the pro forma Tax Returns, then the dispute shall be resolved in accordance with the provisions of Section 8.3(b)(i) (for the avoidance of doubt, the last sentence of Section 8.3(b)(i) shall apply to this Section 8.3(b)(ii)). (c) The Seller shall pay to the Company, no later than five (5) days prior to the date on which Tax Returns filed pursuant to Section 8.3(b)(i) are due or if later, the date of the resolution of any dispute under Section 8.3(a)(i), with respect to periods beginning before or on the Closing Date and ending on or after the Closing Date, in immediately available funds, an amount equal to the excess, if any, of (x) the portion of those Taxes shown as due on such Tax Returns that relates to the portion of the taxable period ending on the Closing Date, over (y) the amount with respect thereto that is specifically reflected in the calculation of Closing Date Working Capital.

PHX 332443243v9 37 (d) For purposes of this Agreement, in the case of any Straddle Period, any Tax based directly or indirectly on gross or net income or receipts or imposed in respect of specific transactions (including any Tax based on subpart f income) shall be allocated by assuming that the taxable period ended on the Closing Date, and any other Tax shall be allocated based on the number of days in the applicable Straddle Period ending on the Closing Date divided by the total number of days in the applicable Straddle Period. (e) Without the prior written consent of the Seller (which shall not be unreasonably withheld, conditioned, or delayed), unless required by applicable Legal Requirements, none of the Buyer, the Buyer’s Affiliates, or any Entity shall enter into any closing agreement, extend or waive the limitation period applicable to any Tax claim or assessment, surrender any right to claim a refund of Taxes, settle any Tax claim or assessment relating to any Entity, make a Section 338 election or Section 336 election or amend any Tax Return related to a Tax period beginning on or before the Closing Date, if such action or omission would or could reasonably be expected to have the effect of increasing the Tax liability of any Entity or the Seller for any Tax period (or portion thereof) ending on or prior to the Closing Date. Without the prior written consent of the Buyer (which shall not be unreasonably withheld, conditioned, or delayed), unless required by applicable Legal Requirements, none of the Seller or any of the Seller’s Affiliates shall, enter into any closing agreement, settle any Tax audit, claim or assessment relating to any Entity, extend or waive the limitation period applicable to any Tax claim or assessment with respect to any Entity, make any Tax election or amend any Tax Return related to a Tax period beginning on or before the Closing Date, in each case, if such action or omission would or could reasonably be expected to have the effect of increasing the Tax liability of any Entity or the Buyer (or any of the Buyer’s Affiliates) for any Tax period (or portion thereof) ending after the Closing Date, and the Seller shall keep the Buyer reasonably informed with respect any such Tax audit, claim or assessment relating to any Entity. (f) The Seller shall be entitled to retain any consolidated income Tax refund or credit (including refunds and credits arising by reason of amended Tax Returns filed after the Closing Date or otherwise) received by the Seller (or any of its Affiliates) that is attributable to any Entity with respect to any Tax period ending on or before the Closing Date other than any Tax refund or credit reflected in the calculation of Closing Date Working Capital, the final computation of Funded Indebtedness, or any Tax refund or credit attributable to a carryback of a Tax attribute arising after the Closing Date to the extent such refund or credit is in excess of the refund or credit that Seller would have been entitled to retain under this Section 8.3(f) but for the carryback. (g) [Reserved] (h) The Buyer and the Seller will reasonably cooperate, as and to the extent reasonably requested by the other party, in connection with the filing and preparation of Tax Returns pursuant to this Article VIII and any proceeding related thereto. Such reasonable cooperation will include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, in each case, at the cost of the requesting party. The Buyer will retain all books and records with respect to Tax matters pertinent to the Entities relating to any Tax period beginning before the Closing Date until thirty (30) days after the expiration of the statute or period of limitations of the respective Tax periods. The Buyer and the Seller further agree, upon the other party’s request, to provide the other party with all information that any party may be required to report pursuant to Section 6043A of the Code. (i) Each of the Buyer and the Seller shall pay and be responsible for fifty percent (50%) of all federal, state, local, foreign and other transfers, sales, use or similar Taxes or fees applicable

PHX 332443243v9 38 to, imposed upon or arising out of the transactions contemplated by this Agreement, and the party legally obligated to file any such Tax Return related to any such Taxes or fees shall timely file such Tax Return. The parties shall use commercially reasonable efforts to reduce or otherwise eliminate any such Taxes or fees. (j) Any and all existing Tax sharing, indemnification or similar agreements (or any agreement with respect to the receipt of any Tax refund, credit or other Tax attribute or the reduction in Taxes) between any Entity, on the one hand, and any other Person (other than any other Entity), on the other hand, shall be terminated on or before the Closing and all payables and receivables arising thereunder shall be settled, in each case prior to the Closing. ARTICLE IX - MISCELLANEOUS 9.1 Limitation on Liability. (a) The representations, warranties, and agreements and indemnities of the Company, the Seller (other than in Section 7.8), and the Buyer set forth in this Agreement and the Ancillary Agreements shall survive the Closing except as expressly provided in Section 9.1(b). (b) The Seller shall have no liability to indemnify the Buyer pursuant to Section 7.3(a)(i) with respect to (y) the representations and warranties set forth in Section 2.3, the third sentence of Section 3.1, Section 3.3(b), and Sections 3.5 through Section 3.22 (other than Section 3.5(a)) (collectively the “Business Representations”), in each case unless the Seller receives notice in writing from the Buyer of the Buyer’s claim under said indemnity on or before the twelve (12) month anniversary of the Closing Date, and (z) with respect to the representations and warranties set forth in Section 3.1 (other than the third sentence of Section 3.1), Section 3.2, Section 3.3(a), Section 3.4, Section 3.5(a) and Section 3.23 (collectively the “Fundamental Representations”), in each case unless the Seller receives notice in writing from the Buyer of the Buyer’s claim under said indemnity on or before the date which is fifteen (15) days after the expiration of the applicable statutes of limitations. The Seller shall have no liability under the agreement to indemnify under all other provisions of Section 7.3 unless the Seller receives notice in writing from the Buyer of the Buyer’s claim under said indemnity on or before the five (5) year anniversary of the Closing Date. In any case, the notice shall specify the alleged misrepresentation or breach of warranty or covenant with reasonable particularity, the sections of this Agreement alleged to have been breached, a good faith estimate (if possible, and based on the information available at that time) of the Damages claimed, and all relevant material facts then known. (c) For purposes of the indemnification contemplated by Section 7.3(a)(i) hereof, all qualifications and exceptions contained in the Article III representations and warranties relating to materiality, Material Adverse Effect, or words of similar impact (but not specific dollar thresholds) shall be disregarded (for purposes of both calculating the amount of Damages subject to indemnification and for purposes of determining whether a breach or failure has occurred). However, the Seller shall be obligated to indemnify as and to the extent set forth in Section 7.3(a)(i) of this Agreement with respect to the Business Representations only if and to the extent the aggregate of all of their liability under such indemnity obligations exceeds $475,000, it being understood that such $475,000 figure is to serve as a “deductible” for indemnification (for example, if the indemnity claims for which the Seller would, but for the provisions of this Section 9.1(c), be liable aggregate $500,000, the Seller would then be liable for $25,000 not $500,000). In addition, in no event shall the aggregate liability of the Seller with respect to the Business Representations exceed $475,000 (the “Seller Payment Cap”). From and after the Closing (but subject to the provisions of this Section 9.1), any claims for indemnification under Section 7.3(a)(i) with respect to breaches of Business Representations shall be satisfied (x) first, pursuant to the Escrow Agreement up to the Seller Payment Cap, and (y) thereafter, by recovery under the Representation and

PHX 332443243v9 39 Warranty Insurance Policy. From and after the Closing (but subject to the provisions of this Section 9.1), any other claims for indemnification under Section 7.3(a) or Section 8.2(a) (including with respect to breaches of Fundamental Representations) shall be satisfied either (I) by recovery directly from the Seller (to the extent the retention amount under the Representation and Warranty Insurance Policy has not been satisfied) or (II) (x) first, by recovery under the Representation and Warranty Insurance Policy (to the extent (A) the retention amount under the Representation and Warranty Insurance Policy has been satisfied and (B) such amount is covered thereunder) and (y) thereafter, by recovery directly from the Seller. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate liability of the Seller under this Agreement for any reason exceed the Purchase Price actually received by the Seller pursuant to this Agreement. (d) The Buyer and the Seller acknowledge that the Buyer is obtaining the Representation and Warranty Insurance Policy with respect to the indemnification obligations of the Seller pursuant to Section 7.3(a)(i) and Section 8.2(a), in each case without regard to the Seller Payment Cap. Subject to the other provisions of this Section 9.1, prior to seeking any recovery directly from the Seller, the Buyer shall pursue all available recoveries under the Representation and Warranty Insurance Policy with respect to the indemnification obligations of the Seller pursuant to Section 7.3(a)(i) and Section 8.2(a). The Buyer’s sole and exclusive recourse for the Seller’s indemnification obligations pursuant to (i) Section 8.2(a)(ii) with respect to Losses and (ii) Section 7.3(a)(i) with respect to Damages relating to a breach of any of the Business Representations in excess of the Seller Payment Cap shall be limited to the extent of the coverage provided under the Representation and Warranty Insurance Policy except in the case of common law fraud by the Seller. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE BUYER ACKNOWLEDGES AND AGREES, ON BEHALF OF ITSELF AND EACH OF ITS AFFILIATES, THAT, FOLLOWING THE CLOSING, OTHER THAN IN THE CASE OF COMMON LAW FRAUD AND/OR A BREACH OF ANY OF THE FUNDAMENTAL REPRESENTATIONS, THE SELLER SHALL NOT HAVE ANY DIRECT OR INDIRECT LIABILITY (DERIVATIVELY OR OTHERWISE) IN EXCESS OF THE SELLER PAYMENT CAP WITH RESPECT TO SECTION 8.2(a)(ii) AND/OR FOR ANY BREACH OF ANY REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, FOLLOWING THE CLOSING, THE BUYER’S ONLY RECOURSE FOR DAMAGES IN EXCESS OF THE SELLER PAYMENT CAP IN THE EVENT OF ANY BREACH OF ANY REPRESENTATION OR WARRANTY UNDER THIS AGREEMENT (OTHER THAN A BREACH OF THE FUNDAMENTAL REPRESENTATIONS OR IN THE CASE OF COMMON LAW FRAUD) SHALL BE TO FILE A CLAIM UNDER THE REPRESENTATION AND WARRANTY INSURANCE POLICY. (e) (i) In calculating any Damages or Losses, there shall be deducted any insurance proceeds (other than those from the Representation and Warranty Insurance Policy) actually received by the Buyer or an Indemnified Taxpayer in respect thereof, in each case, net of any reasonable Taxes and/or costs, fees or expenses incurred in recovering such monies from the insurance carrier and the amount of any increased insurance premiums, retentions or other costs related thereto or arising therefrom. The parties shall cooperate with each other in pursuing insurance claims with respect to any Damages or Losses that would reasonably be expected to be subject to indemnification hereunder; provided, that obtaining or attempting to obtain insurance proceeds with respect to such Damages or Losses shall in no event be a prerequisite or precondition to any claims for indemnification hereunder; provided, further, that neither the Buyer nor such Indemnified Taxpayer shall be required to take any action against any customer or material service provider of the Entities if such action would or would reasonably be expected to be harmful to the Entities’ relationship with such party. If, after the Seller has paid to the Company any indemnification claim under Section 7.3 or Section 8.2, the Buyer or any Entity receives any insurance proceeds as a result of the matter giving rise to such indemnification claim, then the Buyer shall promptly turn over to the Seller any such insurance proceeds received to the extent of the

PHX 332443243v9 40 payments theretofore made by the Seller on the indemnification claim, in each case, net of any reasonable Taxes and/or costs, fees or expenses incurred in recovering such monies from the insurance carrier and the amount of any increased insurance premiums, retentions or other costs related thereto or arising therefrom (up to the amount of the indemnification payment made by the Seller). The Buyer shall, and shall cause the Entities to, use all reasonable commercial efforts to mitigate all Damages and Losses that could reasonably be subject to an indemnification claim against the Seller hereunder. Without limiting the generality of the foregoing, the Buyer shall, and shall cause the Entities to, use all reasonable commercial efforts to pursue with reasonable diligence all available recoveries under insurance policies (including the Representation and Warranty Insurance Policy) and other collateral sources (such as indemnities of any Person which are contained outside this Agreement) and not release or permit to be released any such collateral sources from any obligations which they may have; provided, that obtaining or attempting to obtain such available recoveries shall in no event be a prerequisite or precondition to any claims for indemnification hereunder; provided, further, that neither the Buyer nor any Entity shall be required to take any action against any customer or material service provider of the Entities if such action would or would reasonably be expected to be harmful to the Entities’ relationship with such party. (ii) The amount of any Damages or Losses incurred by the Buyer or an Indemnified Taxpayer shall be calculated net of any income Tax benefits which have been actually realized by the Entities as a result thereof in the same taxable year of the Company in which such Damages or Losses were incurred or the succeeding taxable year of the Company. In computing the amount of any such net income Tax benefits, the Entities shall be deemed to recognize all other items of income, gain, loss, deduction, or credit before recognizing any items arising from the receipt or accrual of any indemnity payment hereunder or the incurrence or payment of any indemnified Damages or Losses for which indemnification is provided hereunder. For purposes of this Agreement, the Entities shall only be deemed to have “actually realized” a net Tax benefit to the extent that, and at such time as, the amount of cash Taxes payable by the Entities is reduced below the amount of Taxes that the Entities would have been required to pay but for the receipt or accrual of the indemnity payment or the incurrence or payment of such Damages or Losses for which indemnification is provided hereunder (net of any Taxes or reasonable expenses incurred in connection with obtaining such net Tax benefit). (f) From and after the Closing, and subject to the rights of the Buyer under the Representation and Warranty Insurance Policy, the sole and exclusive remedy of each party with respect to any breach of a representation, warranty, covenant, or agreement in this Agreement shall be pursuant (and only pursuant) to the indemnification provisions set forth in Section 7.3, Article VIII and this Section 9.1, other than claims for common law fraud by the Seller; provided, however, that notwithstanding anything in this Section 9.1(f), (x) each party shall be entitled to seek specific performance and injunctive relief in connection with any breach or threatened breach of a covenant or agreement herein, and (y) none of the limitations set forth in Section 9.1(c) shall be applicable to claims for indemnification with respect to any breach of a covenant or agreement herein. Without limiting the generality of the preceding sentence, no legal action sounding in tort (other than common law fraud by the Seller) or strict liability may be maintained by any party, and the Seller shall not be subject to liability for punitive damages except (i) in connection with common law fraud by the Seller, or (ii) if and to the extent punitive damages are part of and actually required to be paid pursuant to a Third Party Claim (as hereinafter defined) for which indemnification is sought pursuant to this Agreement. (g) The Buyer shall not be entitled to indemnification with respect to a breach of any of the representations and warranties of the Company and the Seller set forth in this Agreement if and to the extent that the alleged breach relates to a balance sheet asset or liability that was reflected in the calculation of Closing Date Working Capital as finally determined pursuant to Section 1.6, it being agreed and understood that the provisions of Section 1.6 above are the sole and exclusive provisions relating thereto.

PHX 332443243v9 41 (h) If any third party shall notify in writing any party (the “Indemnified Party”) with respect to any matter (other than with respect to a Tax Claim) (a “Third Party Claim”) that would reasonably be expected to give rise to a claim for indemnification against any other party (the “Indemnifying Party”) under Section 7.3, then the Indemnified Party shall, not later than thirty (30) days after receipt of such notice, notify each Indemnifying Party thereof in writing. (i) Any Indemnifying Party will have the right to litigate, contest, and defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party (and, subject to Section 9.1(j) hereof, negotiate and settle such Third Party Claim) so long as (i) the Indemnifying Party notifies the Indemnified Party in writing, within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim, that the Indemnifying Party will indemnify the Indemnified Party from and against any and all Damages the Indemnified Party could reasonably be expected to suffer resulting from or arising out of the Third Party Claim, and (ii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; provided, that the Indemnifying Party shall not be entitled to assume or continue to assume the defense of any Third Party Claim (which shall be controlled by the Indemnified Party unless otherwise consented to in writing by the Indemnified Party) if (A) the Indemnifying Party does not give notice to the Indemnified Person of its election to assume the defense of the Third Party Claim within such thirty (30) day period, (B) the Indemnifying Party fails to continue to actively and diligently defend such Third Party Claim, (C) the Indemnified Party’s counsel reasonably advises in writing that a conflict of interest exists or is reasonably likely to arise in the event the Indemnified Party elects to assume such defense, (D) the claim has a reasonable likelihood of resulting in Damages that would exceed the amount for which the Indemnified Party could be liable under this Section 9.1 or (E) the Indemnifying Party does not agree in writing that it is obligated to indemnify the Indemnified Party with respect to all Damages arising from or related to such Third Party Claim subject only to the limitations on indemnification contained in this Section 9.1, if applicable. (j) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.1(i) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably, it being agreed that it would be unreasonable to withhold consent to a settlement that (x) involves only the payment of funds by the Indemnifying Party as sole relief, (y) results in the full and general release of the Indemnified Party from all liabilities arising or related to or in connection with the claim and (z) does not require the Indemnified Party to admit liability or perform any obligations). (k) In the event any of the conditions in Section 9.1(i) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against the Third Party Claim in any manner it reasonably deems appropriate, (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses), and (iii) the Indemnifying Parties will remain responsible for any Damages the Indemnified Party suffers resulting from or arising out of the Third Party Claim; provided, however, that the Indemnified Party may not consent to the entry of any judgment or enter into any settlement with respect to any such Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

PHX 332443243v9 42 9.2 Confidentiality. Prior to the Closing, the Buyer shall, and shall cause its Affiliates and their respective employees, agents, accountants, legal counsel, and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, the Entities, or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (a) information that is or becomes generally available to the public other than as a result of a disclosure by the Buyer, any of its Affiliates, or any of their respective employees, agents, accountants, legal counsel, or other representatives or advisers, (b) information that is or becomes available to the Buyer, any of its Affiliates, or any of their respective employees, agents, accountants, legal counsel, or other representatives or advisers on a non-confidential basis prior to its disclosure by any of the Entities or any of their respective employees or representatives, and (c) information that is required to be disclosed by the Buyer, any of its Affiliates, or any of their respective employees, agents, accountants, legal counsel, or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided, further, that the Buyer shall promptly notify the Company and the Seller of any disclosure pursuant to clause (c) of this Section 9.2. 9.3 Brokers. Regardless of whether the Closing shall occur, (a) the Seller shall indemnify and hold harmless the Buyer from and against any and all liability for any broker’s or finder’s fees arising with respect to brokers or finders retained or engaged by or on behalf of any Entity or the Seller in respect of the transactions contemplated by this Agreement, and (b) the Buyer shall indemnify and hold harmless the Entities and Seller from and against any and all liability for any brokers’ or finders’ fees arising with respect to brokers or finders retained or engaged by or on behalf of the Buyer in respect of the transactions contemplated by this Agreement. 9.4 Costs and Expenses. Each of the parties to this Agreement shall bear their own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby. The Buyer, on the one hand, and the Seller, on the other hand, shall each bear fifty percent (50%) of the cost of the premium and other costs and expenses of the Representation and Warranty Insurance Policy. 9.5 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered personally or mailed by registered or certified mail, postage prepaid and return receipt requested, or by electronic mail, as follows: IF TO THE BUYER: QIC Intermediate Holdings, Inc. c/o Q International Courier, LLC 175-28 148th Avenue Jamaica, NY 11434-5516 Attn.: Dominique Bischoff-Brown E-mail: dominique_brown@qintl.com With a copy to: The Jordan Company, L.P. 399 Park Avenue, 30th Floor New York, New York 10022 Attn.: Brian Higgins and Peter D. Suffredini E-mail:bhiggins@thejordancompany.com; psuffredini@thejordancompany.com

PHX 332443243v9 43 Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Attn.: Michael Weisser and Andrew Arons E-mail:michael.weisser@kirkland.com; andrew.arons@kirkland.com IF TO THE COMPANY OR THE SELLER: c/o Roadrunner Transportation Systems, Inc. 1431 Opus Place Suite 530 Downers Grove, IL 60515 Attn.: Curtis W. Stoelting E-mail: cstoelting@rrts.com With a copy to: Greenberg Traurig, LLP 2375 East Camelback Road Suite 700 Phoenix, Arizona 85016 Attn.: Jeremy D. Zangara E-mail: zangaraj@gtlaw.com Each of the above addresses for Notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered or certified mail shall be effective upon actual receipt. Notice given by electronic mail shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other Persons to whom copies are provided above to be given. 9.6 Governing Law. The provisions of this Agreement and the documents delivered pursuant hereto shall be governed by and construed in accordance with the laws of the state of Delaware (excluding any conflict of law rule or principle that would refer to the laws of another jurisdiction). Each party hereto irrevocably submits to the jurisdiction of the State of Delaware, in any action or proceeding arising out of or relating to this Agreement or any of the Ancillary Agreements, and each party hereto irrevocably agrees that all claims in respect of any such action or proceeding must be brought and/or defended in such court; provided, however, that matters which are under the exclusive jurisdiction of the federal courts shall be brought in the Federal District Court for the District of Delaware. Each party hereto consents to service of process by any means authorized by the applicable law of the forum in any action brought under or arising out of this Agreement or any of the Ancillary Agreements, and each party irrevocably waives, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER. 9.7 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void, or unenforceable, the

PHX 332443243v9 44 remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of such void or unenforceable provision. 9.8 Entire Agreement; Amendments and Waivers. This Agreement and the Ancillary Agreements, together with all exhibits and schedules attached hereto, constitute the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the parties, and there are no representations, warranties, or other agreements between the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No amendment, supplement, modification, or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. 9.9 Binding Effect and Assignment; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; but neither this Agreement nor any of the rights, benefits, or obligations hereunder shall be assigned, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties, provided, however, that nothing herein shall prohibit the assignment of the Buyer’s rights and obligations, without the prior written consent of the Seller, to (a) one or more of its Affiliates or (b) following the Closing, to any successor or purchaser of all or part of the business of the Buyer or the Company or any of their respective Subsidiaries. Nothing in this Agreement, express or implied, is intended to confer upon any Person (other than the parties hereto and the Subsidiaries of the Company) any rights, benefits, or obligations hereunder; provided, that, notwithstanding the foregoing, the Related Parties are intended third-party beneficiaries of and may enforce Section 9.15. 9.10 Exhibits and Schedules. The exhibits and schedules referred to herein are attached hereto and incorporated herein by this reference. Any fact or item disclosed in any schedule shall be deemed disclosed in each other schedule to which such fact or item may apply so long as (a) such other schedule is referenced by applicable cross reference or (b) it is reasonably apparent that such fact, item or disclosure is applicable to such other schedule. 9.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that this Agreement shall be legally binding upon the electronic transmission, including by electronic mail or .pdf files, by each party of a signed signature page to this Agreement to the other party. 9.12 References and Construction. (a) Whenever required by the context, and is used in this Agreement, the singular number shall include the plural and pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identification of the Person may require. References to monetary amounts and specific named statutes are intended to be and shall be construed as references to United States dollars and statutes of the United States of the stated name, respectively, unless the context otherwise requires. When a reference is made in this Agreement to an exhibit or schedule, such reference shall be to a schedule or exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to an article or a section, such reference shall be to an article

PHX 332443243v9 45 or a section of this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The use of the phrase “ordinary course of business” shall mean “ordinary course of business consistent with past practice.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. (b) The words “made available” or “delivery to” means (unless otherwise specified), with respect to a particular document, item or other piece of information, inclusion and availability in the virtual data room hosted by Donnelley Financial Solutions in connection with the transactions contemplated by this Agreement on or prior to 8:00 a.m. New York time two (2) Business Days prior to the date hereof. (c) The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted, and no rule of strict construction shall be applied against any party. Each of the parties acknowledges that it has been represented by an attorney in connection with the negotiation, preparation, and execution of this Agreement. 9.13 Conflict of Interest. If the Seller so desires, without the need for any consent or waiver by the Buyer, the Company, or the other Entities, Greenberg Traurig, LLP (“GT”) shall be permitted to represent the Seller and its Affiliates after the Closing in connection with any matter related to the transactions contemplated by this Agreement, any other agreements referenced herein or any disagreement or dispute relating thereto. Without limiting the generality of the foregoing, after the Closing, GT shall be permitted to represent the Seller, any of its agents and Affiliates, or any one or more of them, in connection with any negotiation, transaction, or dispute (including any litigation, arbitration, or other adversary proceeding) with the Buyer, the Company, the other Entities, or any of their agents or Affiliates under or relating to this Agreement, any transaction contemplated by this Agreement, and any related matter, such as claims or disputes arising under other agreements entered into in connection with this Agreement, including with respect to any indemnification claims. Upon and after the Closing, the Company and the other Entities shall cease to have any attorney-client relationship with GT, unless and to the extent GT is specifically engaged in writing by the Buyer to represent the Company or the other Entities after the Closing and either such engagement involves no conflict of interest with respect to the Seller or the Seller consents in writing at the time to such engagement. Any such representation of the Company or the other Entities by GT after the Closing shall not affect the foregoing provisions hereof. The Buyer further agrees that, as to all communications among GT and the Company, the other Entities, the Seller, and their respective Affiliates that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege, and the expectation of client confidence belongs solely to the Seller and may be controlled only by the Seller and shall not pass to or be claimed by the Buyer, the Company, or the other Entities, because the interests of the Buyer and its Affiliates were directly adverse to the Company, the other Entities, and the Seller at the time such communications were made. This right to the attorney-client privilege shall exist even if such communications may exist on the Company’s or the other Entities’ computer systems or in documents in the Company’s or the other Entities’ possession. Notwithstanding the foregoing, in the event that a dispute arises after the Closing between the Buyer, the Company, or the other Entities, on the one hand, and a Person other than a party to this Agreement, on the other hand, the Company or the other Entities may assert the attorney-client privilege to prevent disclosure to such third-party of confidential communications by GT to the Company or the other Entities; provided, however, that the Company or the other Entities may not waive such privilege without the prior written consent of the Seller.

PHX 332443243v9 46 9.14 Enforcement of Agreement. (a) The parties agree that irreparable damage would occur in the event that any party hereto does not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate this Agreement) in accordance with the specific terms thereof or otherwise breaches such provisions, and that money damages would not be an adequate remedy, even if available. The parties hereto accordingly agree (on behalf of themselves and the third party beneficiaries of this Agreement provided in Section 9.9) that, prior to the valid termination of this Agreement pursuant to Section 2.5, the Seller and the Buyer shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the parties’ obligations to consummate the transactions contemplated hereby and the Buyer’s obligation to pay, and the right of the Seller to receive, the Purchase Price) in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. (b) Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.14(c) the Company and the Seller hereby agree that, prior to the Closing, specific performance as provided for in this Section 9.14 shall be the sole and exclusive remedy with respect to breaches by the Buyer in connection with this Agreement (including if this Agreement is terminated) or the transactions contemplated by this Agreement (whether in contract, tort or otherwise) and that it may not seek or accept any other form of relief that may be available for breach under this Agreement or otherwise in connection with this Agreement or the transactions contemplated by this Agreement (including monetary damages); provided, that the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses incurred in any successful action for specific performance. (c) If a court of competent jurisdiction has declined to specifically enforce the obligations of the Buyer or any other Person or otherwise in connection with this Agreement or the transactions contemplated hereby pursuant to a claim for specific performance brought against the Buyer pursuant to this Section 9.14 and the Buyer does not consummate the transactions contemplated by this Agreement within ten (10) business days of the date such court declines such specific enforcement, the Seller may seek and recover from the Buyer or any other Person its Damages sustained by it with respect to breaches by the Buyer in connection with this Agreement (including if this Agreement is terminated) or the transactions contemplated by this Agreement (whether in contract, tort or otherwise). If (i) a court of competent jurisdiction has granted specific performance against the Buyer pursuant to this Section 9.14, (ii) the Seller confirms to the Buyer in writing that it is prepared and willing to consummate the transactions contemplated by this Agreement (whether or not this Agreement has previously been terminated), and (iii) the Buyer does not consummate the transactions contemplated by this Agreement within ten (10) business days of such written confirmation in accordance with the terms and conditions of this Agreement, the Seller may seek and recover from the Buyer or any other Person its Damages sustained by it with respect to breaches by the Buyer in connection with this Agreement (including if this Agreement is terminated) or the transactions contemplated by this Agreement (whether in contract, tort or otherwise). The Seller agrees to cause any suit, action, or other proceeding still proceeding to be dismissed with prejudice at such time as the Buyer consummates the Closing, other than any suit, action, or other proceeding to recover any costs and expenses as described in Section 9.14(b).

PHX 332443243v9 47 9.15 Non-Recourse. This Agreement may be enforced only against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated herein may be brought only against, the entities that are expressly named as parties hereto (including for the avoidance of doubt QIC Group Holdings, LLC and Roadrunner Transportation Systems, Inc. pursuant the Guarantees set forth herein) and then only with respect to the specific obligations set forth herein with respect to such party. With respect to each named party to this Agreement (including for the avoidance of doubt QIC Group Holdings, LLC and Roadrunner Transportation Systems, Inc. pursuant the Guarantees set forth herein) (with respect to this Agreement), no past, present or future director, officer, employee, incorporator, member, partner, shareholder, Affiliate, agent, attorney, advisor, financing source or representative or Affiliate of any of the foregoing Persons (each a “Related Party” and collectively, the “Related Parties”) shall have any liability (whether in contract, tort, equity, or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of such named party set forth in this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated herein. ARTICLE X - DEFINITIONS Capitalized terms used in this Agreement are used as defined in this Article X or elsewhere in this Agreement. 10.1 Acquisition Date. The term “Acquisition Date” means March 14, 2014. 10.2 Affiliate. The term “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. The term “control” as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to any Person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person. 10.3 Affiliated Group. The term “Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law. 10.4 Ancillary Agreements. The term “Ancillary Agreements” means any or all of the exhibits to this Agreement and any and all other agreements, instruments, or documents to be executed and delivered in connection with the transactions contemplated by this Agreement. 10.5 Anti-Corruption Laws. The term “Anti-Corruption Laws” means all U.S. and non-U.S. laws relating to the prevention of corruption and bribery, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010. 10.6 Closing Available Cash. The term “Closing Available Cash” means, without duplication, all cash and cash equivalents (excluding any restricted cash, security deposits, customer deposits and cash held in escrow) of the Entities as of the Closing Time, less the amount of cash and cash equivalents (i) necessary to cover outstanding checks which have been mailed or otherwise delivered by any of the Entities prior to such time but have not cleared and (ii) posted as collateral supporting any letter of credit obligations, surety or performance bonds or similar obligations. 10.7 Closing Date Working Capital. The term “Closing Date Working Capital” means Working Capital as of the Closing Time.

PHX 332443243v9 48 10.8 Closing Funded Indebtedness. The term “Closing Funded Indebtedness” means the aggregate amount of all Funded Indebtedness as of the Closing Time. 10.9 Code. The term “Code” means the Internal Revenue Code of 1986, as amended. 10.10 Company Systems. The term “Company Systems” means the computer Software and hardware (whether general purpose or special purpose), networks, peripherals and other computer systems, including any outsourced systems and processes, that are used by the Entities in the current conduct of their business. 10.11 Contracts. The term “Contracts,” when described as being those of or applicable to any Person, means any and all written or verbal contracts, agreements, commitments, leases, licenses, mortgages, bonds, notes, guaranties, or other undertakings to which such Person is a party or to which or by which such Person is bound, excluding any Permits. 10.12 Damages. Subject to Section 9.1(e) and Section 9.1(f), the term “Damages” means, whether or not the result of a Third Party Claim, any and all damages, liabilities, obligations, penalties, fines, judgments, deficiencies, losses, costs, penalties, wages, liquidated damages, expenses, and assessments (including, without limitation, income and other Taxes, interest, penalties, and reasonable attorneys’ and accountants’ fees and disbursements). 10.13 Data Security Requirements. The term “Data Security Requirements” means, collectively, all of the following to the extent relating to any personal, sensitive or confidential information or data (whether in electronic or any other form or medium) or otherwise relating to privacy, security or security breach notification requirements: (i) the Entities own rules, policies and procedures (whether physical or technical in nature, or otherwise), (ii) all applicable Legal Requirements, (iii) industry standards applicable to the industry in which any of the Entities operate (including the Payment Card Industry Data Security Standards (PCI DSS)) and (iv) Contracts into which any Entity has entered or by which it is otherwise bound. 10.14 Environmental Laws. The term “Environmental Laws” means all Legal Requirements concerning pollution or protection of the environment, public health and safety, or employee health and safety, including Legal Requirements relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of, or exposure to Hazardous Materials. 10.15 Ex-Im Laws. The term “Ex-Im Laws” means all U.S. and non-U.S. laws relating to export, reexport, transfer, and import controls, including, without limitation, the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation. 10.16 Financial Statements. The term “Financial Statements” means balance sheets and related statements of income and cash flows. 10.17 Funded Indebtedness. The term “Funded Indebtedness” means, without duplication, the aggregate amount (including the current portions thereof) of all (a) indebtedness for money borrowed (including all notes and interest payables to officers and other Affiliates of any of the Entities) and purchase money indebtedness of any of the Entities, (b) notes, bonds, debentures or similar contractual obligations, (c) capital leases (in accordance with GAAP), (d) letters of credit and bankers’ acceptances (to the extent drawn), (e) contractual obligations relating to interest rate or foreign exchange protection,

PHX 332443243v9 49 swap agreements, collar agreements and other hedging arrangements, (f) indebtedness of the type described in clause (a) through (e) above guaranteed, directly or indirectly, in any manner by any Entity, or in effect guaranteed, directly or indirectly, in any manner by any Entity, through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in, the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or to pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss, but excluding endorsements of checks and other instruments in the ordinary course, (g) earn-out and similar payment obligations (whether contingent or otherwise) valued at the maximum potential amount thereof, (h) all accrued but unpaid payroll and severance obligations for any employee who resigns, retires or whose employment is otherwise terminated prior to the Closing, (i) all liabilities with respect to deferred compensation for any current or former employee, (j) all unpaid income Taxes of any Entity for any Pre-Closing Tax Period or the pre-closing portion of any Straddle Period (as determined under Section 8.3(d)) (other than income Taxes payable by the parent of the Consolidated Group that the Entities are members of on the Closing Date), if any, taking into account any applicable income Tax deductions resulting from the transactions contemplated under this Agreement to the extent such income Tax deductions will be deductible by such Entity in lieu of being deductible by the Consolidated Group that the Entities are members of on the Closing Date (but not less than zero) (k) obligations with respect to workers compensation accidents occurring on or prior to the Closing Date (other than any Specified Matter), and (l) any interest expense accrued but unpaid, and all prepayment premiums or penalties or fees, costs and expenses or other amounts that would be payable in order to fully discharge and terminate all obligations under the indebtedness described in clauses (a) through (k) above as of immediately prior to the Closing; provided that notwithstanding the foregoing, the term “Funded Indebtedness” does not include (A) any amount that is taken into account in determining the estimated calculation of Closing Date Working Capital or the final calculation of Closing Date Working Capital, or (B) any Transaction Expenses to the extent taken into account in the estimated calculation of the Purchase Price or the final calculation of the Purchase Price. 10.18 GAAP. The term “GAAP” means U.S. generally accepted accounting principles. 10.19 Governmental Authorities. The term “Governmental Authorities” means any nation or country (including, without limitation, the United States) and any commonwealth, territory, or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, arbitral bodies (public or private), departments, commissions, boards, bureaus, agencies, ministries, or other instrumentalities. 10.20 Government Official. The term “Government Official” means any officer or employee of a Governmental Authority or any department, agency or instrumentality thereof, including state-owned entities, or of a public organization or any person acting in an official capacity for or on behalf of any such government, department, agency, or instrumentality or on behalf of any such public organization 10.21 Hazardous Material. The term “Hazardous Material” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “Hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity”; (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; and (e) any other substance for which liability or standards of conduct may be imposed under any Environmental Law.

PHX 332443243v9 50 10.22 HSR Act. The term “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. 10.23 Intellectual Property. The term “Intellectual Property” means any foreign and domestic intellectual property or proprietary rights of any type or nature, including such rights in, arising out of, or associated with (i) patents and patent applications and all reissues, divisionals, re-examinations, renewals, extensions, revisions, continuations and continuations-in-part thereof; (ii) trademarks, service marks, trade names, brands, corporate names, logos, slogans and other indicia of source or origin, including all registrations, applications for registration and renewals thereof, and all goodwill associated with any of the foregoing; (iii) copyrights, mask works, and other works of authorship, moral rights, and registrations and applications for registration thereof; (iv) domain names; (v) trade secrets and other confidential or proprietary information, know-how, processes, techniques, technologies, methods, algorithms, industrial models, research and development information, drawings, specifications, designs, molds, plans, proposals, technical data, financial and marketing plans, pricing and cost information and customer and supplier lists and information; and (vi) computer software, data, and databases. 10.24 Knowledge of the Company. The term “Knowledge of the Company” means the actual knowledge of any of Andrew Schadegg, Christian Amberg, Mark Bichsel and Paige Weiss with respect to the matter in question. 10.25 Legal Requirements. The term “Legal Requirements,” when described as being applicable to any Person, means any and all laws (common, statutory, judicial, or otherwise), ordinances, rules, regulations, judgments, orders, determinations, directives, injunctions, writs, decrees, or awards of, and any Contracts with, any Governmental Authority. 10.26 Liens. The term “Liens” means all liens, licenses, mortgages, pledges, adverse claims, charges, security interests, encumbrances, or other restrictions or limitations whatsoever. 10.27 Material Adverse Effect. The term “Material Adverse Effect” means an effect, change, event, development, occurrence, state of facts or circumstance (a) that is, or would reasonably be expected to be, materially adverse to the business, assets, financial condition, results of operations, or prospects of the Entities taken as a whole or (b) that materially and adversely affects the ability of the Seller or the Company to perform its obligations hereunder or under any Ancillary Agreement or to consummate the transactions contemplated hereby or thereby; provided, however, that none of the following (individually or in combination) shall be deemed to constitute, or shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse effect resulting directly or indirectly from general business or economic conditions (except to the extent the Entities are not affected thereby in a materially disproportionate manner relative to other businesses in the industry or market in which the Entities operate); (b) any adverse effect resulting directly or indirectly from conditions generally affecting any industry or industry sector in which the Entities or their customers operate or compete (except to the extent the Entities are not affected thereby in a materially disproportionate manner relative to other businesses in the industry or market in which the Entities operate); (c) any action expressly required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Buyer; (d) any changes in Legal Requirements or accounting rules or the enforcement, implementation, or interpretation thereof (except to the extent the Entities are not affected thereby in a materially disproportionate manner relative to other businesses in the industry or market in which the Entities operate); (e) any failure by the Entities to meet any projections, forecasts, or revenue or earnings predictions (provided that the underlying causes of such failures, subject to the other provisions of this definition, shall not be excluded); or (f) any adverse effect resulting directly or indirectly from the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby.

PHX 332443243v9 51 10.28 OFAC. The term “OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control. 10.29 Permits. The term “Permits” means any and all permits, rights, approvals, licenses, authorizations, legal status, orders, or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority. 10.30 Person. The term “Person” means any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust, or other enterprise or any governmental or political subdivision or any agency, department, or instrumentality thereof. 10.31 Representation and Warranty Insurance Policy. The term “Representation and Warranty Insurance Policy” means that certain representation and warranty insurance policy to be underwritten by Euclid Transactional LLC (or other insurance firm, reasonably acceptable to the Buyer and the Seller, offering a similar product), insuring up to $9,500,000 of Damages and Losses suffered by the Buyer as the named insured, in the form attached as Exhibit C. 10.32 Sanctioned Country. The term “Sanctioned Country” means any country or region that is the subject or target of a comprehensive embargo under Sanctions Laws (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine). 10.33 Sanctions Laws. The term “Sanctions Laws” means all U.S. and non-U.S. laws relating to economic or trade sanctions, including, without limitation, the laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union. 10.34 Sanctioned Person. The term “Sanctioned Person” means any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Sanctioned Country. 10.35 Seller 401(k) Plan. The term “Seller 401(k) Plan” means any Plan intended to be qualified under Section 401(a) of the Code that contains a cash or deferred arrangement within the meaning of Section 401(k) of the Code that is not a Company-sponsored Plan. 10.36 Software. The term “Software” means any computer software, including source code, executable code, firmware, middleware, systems and tools, together with any error corrections, updates, modifications, or enhancements thereto, and all information and documentation (including manuals) related to any of the foregoing. 10.37 Subsidiary. The term “Subsidiary” means, with respect to any specified Person, any other Person of which such first Person owns (either directly or through on or more other Subsidiaries) a majority of the outstanding equity securities or securities carrying a majority of the voting power in the election of the board of directors or other governing body of such Person, and with respect to which entity such first Person is not otherwise prohibited contractually or by other legally binding authority from exercising control.

PHX 332443243v9 52 10.38 Tax. The term “Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, unclaimed property, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), vehicle, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any amounts payable pursuant to the determination or settlement of an audit. 10.39 Tax Return. The term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes (or any similar documentation with respect to FinCen Form 114 or any related or successor forms), including any schedule or attachment thereto and including any amendment thereof. 10.40 Transaction Expenses. The term “Transaction Expenses” means any of the following: (i) all out-of-pocket expenses and fees incurred by the Seller and the Entities in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby or in connection with the auction and sale process related to the proposed sale of the Company, including fees and expenses payable to investment banks, accountants, counsel and other advisors and representatives, (ii) any change of control or transaction bonuses or similar payments or other compensatory payments, in each case, that are due to any employee, officer or director of the Entities, or any third-party, directly or indirectly, as a result of and in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby pursuant to any agreement entered into by, or other arrangement (including a discretionary arrangement) with, the Company or any other Entity at or prior to the Closing, along with the employer portion of any employment Taxes attributable to such payments, (iii) the portion of the 2017 bonus plan and/or 2017 profit share plan paid in connection with the consummation of the transactions contemplated hereby pursuant to the Plans and Benefit Programs set forth as Items 21 and 22 on Schedule 3.7(a) hereto, along with the employer portion of any employment Taxes attributable to such payments, and (iv) fifty percent (50%) of the cost of the premium and other costs and expenses of the Representation and Warranty Insurance Policy. 10.41 Treasury Regulations. The term “Treasury Regulations” means the regulations currently in force as final or temporary that have been issued by the U.S. Department of Treasury under its authority under the Code, and any successor regulations. 10.42 Unpaid Transaction Expenses. The term “Unpaid Transaction Expenses” means the aggregate amount of all Transaction Expenses that remain unpaid as of the Closing Time. 10.43 Working Capital. The term “Working Capital” means the remainder, if any, of (a) the Company’s consolidated current assets, including, without limitation, accounts receivable, prepaid expenses and deposits and other current assets, but excluding Closing Available Cash and any income or deferred Tax assets, minus (b) the Company’s consolidated current liabilities, including, without limitation, accounts payable and accrued expenses, but excluding Funded Indebtedness, Unpaid Transaction Expenses and any income and/or deferred Tax liabilities, in each case calculated in accordance with GAAP applied on a basis consistent with the accounting policies, practices, and procedures (to the extent in accordance with GAAP) used to prepare the Company’s December 31, 2016 consolidated balance sheet included in the Company Financial Statements. Attached as Schedule 10.43 hereto is an example of the calculation of Working Capital as of December 31, 2016. [Remainder of Page Intentionally Left Blank]

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT EXECUTED as of the date first written above. THE BUYER: QIC INTERMEDIATE HOLDINGS, INC. By: /s/ Brian Higgins Name: Brian Higgins Title: President THE COMPANY: UNITRANS, INC. By: /s/ Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer THE SELLER: ASCENT GLOBAL LOGISTICS HOLDINGS, INC. By: /s/ Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT GUARANTEE By execution below, QIC Group Holdings, LLC guarantees the full and complete payment and performance of all obligations of QIC Intermediate Holdings, Inc. under, and in accordance with the terms of, the foregoing Stock Purchase Agreement. QIC GROUP HOLDINGS, LLC By: /s/ Brian Higgins Name: Brian Higgins Title: President

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT GUARANTEE By execution below, Roadrunner Transportation Systems, Inc. guarantees the full and complete payment and performance of all obligations of Ascent Global Logistics Holdings, Inc. under, and in accordance with the terms of, the foregoing Stock Purchase Agreement. ROADRUNNER TRANSPORTATION SYSTEMS, INC. By: /s/ Curtis W. Stoelting Name: Curtis W. Stoelting Title: Chief Executive Officer